UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ORCHESTRA BIOMED HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ORCHESTRA BIOMED HOLDINGS, INC.
150 Union Square Drive
New Hope, PA 18938

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on Tuesday, June 24, 2025

Dear Stockholders of Orchestra BioMed Holdings, Inc.:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Company” or “Orchestra”), which will be held virtually on Tuesday, June 24, 2025 at 1:00 p.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/OBIO2025, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class II directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In order to provide expanded access to our stockholders, our board of directors has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/OBIO2025. Although no physical in-person meeting will be held, we designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. We encourage you to vote your shares prior to the Annual Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

Our board of directors has fixed the close of business on April 28, 2025 as the record date for the Annual Meeting. All stockholders as of the close of business on April 28, 2025 are cordially invited to attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/OBIO2025. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders at the close of business on April 28, 2025 will receive a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) with details on accessing these materials.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About These Proxy Materials and Voting” and the instructions on the Notice of Internet Availability, proxy card or voting instruction form. If you have any questions or need assistance voting your shares, please contact:

Orchestra BioMed Holdings, Inc.

150 Union Square Drive

New Hope, Pennsylvania 18938

Attention: Secretary

(215) 862-5797

info@orchestrabiomed.com

We appreciate your continued support of Orchestra.

By order of the Board of Directors,

David P. Hochman
Chief Executive Officer and Chairman of the Board of Directors

Important notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 24, 2025. This Notice of the Annual Meeting, the accompanying Proxy Statement and our 2024 Annual Report on Form 10-K are available free of charge at proxyvote.com.

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ORCHESTRA BIOMED HOLDINGS, INC.

PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Company,” “Orchestra,” “we, “us” or “our”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually on Tuesday, June 24, 2025, at 1:00 p.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/OBIO2025.

The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) is first being mailed on or about May 2, 2025 to all stockholders entitled to vote at the Annual Meeting.

January 2023 Business Combination

On January 26, 2023, Orchestra consummated the business combination contemplated by the Agreement and Plan of Merger, dated as of July 4, 2022 (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated July 21, 2022, and Amendment No. 2 to Agreement and Plan of Merger, dated November 21, 2022, the “Merger Agreement”), by and among HSAC2, a special purpose acquisition company incorporated as a Cayman Islands exempted company in 2020 (“HSAC2”), HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HSAC2 (“Merger Sub”), and Orchestra BioMed, Inc. (“Legacy Orchestra”). Pursuant to the Merger Agreement, (i) HSAC2 deregistered in the Cayman Islands in accordance with the Companies Act (2022 Revision) (As Revised) of the Cayman Islands and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law (the “Domestication”) and (ii) Merger Sub merged with and into Legacy Orchestra, with Legacy Orchestra as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of Orchestra (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Business Combination”). As part of the Domestication, the Company’s name was changed from “Health Sciences Acquisitions Corporation 2” to “Orchestra BioMed Holdings, Inc.”

Unless the context indicates otherwise, references in this Proxy Statement to the “Company,” “Orchestra,” “we,” “us,” “our” and similar terms refer to Orchestra BioMed Holdings, Inc., a Delaware corporation formerly known as Health Sciences Acquisitions Corporation 2, and its consolidated subsidiaries. “Legacy Orchestra” refers to Orchestra BioMed, Inc., the private Delaware corporation that is now our wholly owned subsidiary. References to “HSAC2” refer to Health Sciences Acquisitions Corporation 2, our predecessor company prior to the consummation of the Business Combination.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice of Internet Availability containing instructions on how to access our proxy materials is first being mailed on or about May 2, 2025 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

Will I receive any other proxy materials by mail?

You will not receive any other proxy materials by mail unless you request (or have previously requested) a paper copy of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Orchestra encourages you to take advantage of the availability of the proxy materials on the Internet.

What matters am I voting on?

You will be voting on:

●	the election of three Class II directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;

●	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

●	any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

●	“FOR” the election of Chris Cleary, Pamela Connealy and David Pacitti as Class II directors; and

●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

What if another matter is properly brought before the meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 28, 2025, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 38,312,512 shares of our common stock outstanding, all of which are shares of voting common stock. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting and will generally be permitted to vote at Annual Meeting. See “—How do I attend the Annual Meeting?” If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use instead of a proxy card. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What is a broker non-vote?

Under rules that govern banks, brokers and others that have record ownership of company stock held in brokerage accounts for their clients that beneficially own the shares, these banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on “routine” matters (“routine matters”), but cannot vote uninstructed shares on “non-routine” matters (“non-routine matters”). Only the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter at the Annual Meeting under these rules. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to routine matters but must expressly state that the broker is not voting as to non-routine matters. The broker’s inability to vote with respect to the non-routine matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote”.

How many votes are needed for approval of each proposal?

●	Proposal No. 1: The election of directors requires a plurality of the vote of the shares of our common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

●	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Stockholder abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Proposal 2 is considered a routine matter. Because a bank, broker, trustee, or other nominee may generally vote in their discretion on routine matters, we do not expect for there to be broker non-votes connection with this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws (our “Bylaws”) and Delaware law. The presence, in person, by remote communication, or by proxy, duly authorized, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. On the Record Date, there were 38,312,512 shares outstanding and entitled to vote. Thus, the holders of at least 19,156,257 shares must be present in person or by remote communication, if applicable, or represented by proxy at the meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Monday, June 23, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

●	by phone at 1-800-690-6903 until 11:59 p.m. Eastern Time on Monday, June 23, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described below under the heading “—How do I attend the Annual Meeting?” and are also posted at www.virtualshareholdermeeting.com/OBIO2025.

If you are a street name stockholder, your broker, bank or other nominee will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct your broker, bank or other nominee how to vote your shares by following the voting instructions that your broker, bank or other nominee provides to you.

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet;

●	completing and returning a later-dated proxy card;

●	notifying our Secretary, in writing, at Orchestra BioMed Holdings, Inc., 150 Union Square Drive, New Hope, PA 18938; or

●	attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Orchestra will not disclose the proxy instructions or ballots of individual stockholders, except:

●	To allow for the tabulation and certification of votes;

●	To facilitate a successful proxy solicitation;

●	To assert claims for Orchestra;

●	To defend claims against Orchestra; and

●	As necessary to meet applicable legal requirements.

If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to Orchestra’s management and our Board to review your comments.

Why won’t there be an in-person meeting this year?

We are excited to embrace virtual meeting technology, which we believe provides expanded access, improved communications and cost and time savings for our stockholders and the Company. A virtual meeting enables increased stockholder attendance and participation from locations around the world. We believe the cost and time savings afforded by a virtual meeting encourages more stockholders to attend the Annual Meeting. Although no physical in-person meeting will be held, we designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to submit questions during the meeting through the virtual Annual Meeting web portal at www.virtualshareholdermeeting.com/OBIO2025.

How do I attend the Annual Meeting?

You will need to use your 16-digit control number on your Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/OBIO2025. You are entitled to attend and participate in the virtual Annual Meeting if you were an Orchestra stockholder as of the close of business on the Record Date. If you do not comply with the procedures for attending the Annual Meeting described in this Proxy Statement or were not an Orchestra stockholder as of the Record Date, you may not attend the Annual Meeting. Instructions on how to participate in the Annual Meeting are also posted online at www.virtualshareholdermeeting.com/OBIO2025. Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.

When does online check-in for the Annual Meeting begin?

The Annual Meeting audio webcast will begin promptly at 1:00 p.m. Eastern Time on Tuesday, June 24, 2025. We encourage you to access the Annual Meeting portal prior to the start time. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement or the Notice of Internet Availability to ensure that your vote will be represented at the Annual Meeting.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. David P. Hochman, Darren R. Sherman and Andrew L. Taylor have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability you receive to ensure that all of your shares are voted.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Stockholders who share a single address will receive only one copy of the Notice of Internet Availability or other Annual Meeting materials, as the case may be, unless we or their broker, bank, trustee, or nominee has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any stockholders(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or other Annual Meeting materials, as the case may be, we will have a separate copy promptly delivered to you upon your written or oral request. To make the request, you may contact Broadridge, either by calling +1 (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and including their name, the name of their broker or other nominee (if any), and their account number(s). You may also contact Broadridge if you have received multiple copies of the Notice of Internet Availability or other Annual Meeting materials and prefer to receive a single copy in the future.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals under Rule 14a-8. Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 annual meeting of stockholders must have submitted their proposals to the Secretary of the Company on or before January 2, 2026 (which is 120 calendar days before the anniversary of the date the Notice of Internet Availability relating to this Annual Meeting was first sent to stockholders), and must otherwise comply with the requirements of Rule 14a-8. In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders’ proposals must be received by any means reasonably calculated to inform stockholders. A proposal submitted to the Secretary of the Company should be submitted in writing to:

Orchestra BioMed Holdings, Inc.

150 Union Square Drive
New Hope, Pennsylvania 18938

Attention: Secretary

Stockholder Proposals under Our Bylaws. Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our notice of such annual meeting given by or at the direction of our Board, (ii) brought specifically by or at the direction of our Board or a duly authorized committee thereof or (iii) brought by any stockholder of the Company who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) of our Bylaws (the “Stockholder’s Notice”). To be timely for the 2026 annual meeting of stockholders, our Secretary must receive the Stockholder’s Notice at our principal executive offices:

●	not earlier than the close of business on February 26, 2026; and

●	not later than the close of business on March 26, 2026.

The address for our principal executive offices is:

150 Union Square Drive

New Hope, Pennsylvania 18938

In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made.

Nomination of Director Candidates

Nominees Proposed Pursuant to our Bylaws. Our Bylaws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “—Stockholder Proposals Under our Bylaws.”

Universal Proxy Rules. In addition to satisfying the foregoing requirements under our By-laws, including advance notice of director nominations, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Orchestra’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than April 25, 2026. Such notice may be mailed to our Secretary at the address above.

Stockholder Recommendations Regarding Director Candidates. Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board. Our Board consists of eight directors, all of whom, other than David P. Hochman and Darren R. Sherman, qualify as “independent” under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rule 5605(a)(2). Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the name, age and certain other information for each of the members of our Board with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board:

Directors with Terms Expiring at the Annual Meeting/Nominees	Class	Age(1)	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Chris Cleary(3)	II	64	Director*	2025	2025	2028
Pamela A. Connealy(2)(3)	II	63	Director*	2023	2025	2028
David Pacitti(3)(4)	II	59	Director*	2024	2025	2028
Continuing Directors
David P. Hochman	III	49	Chief Executive Officer, Chairman of the Board and Director	2023	2026	—
Darren R. Sherman	III	53	President, Chief Operating Officer and Director	2023	2026	—
Eric S. Fain, M.D.(2)(4)	III	64	Lead Independent Director*	2023	2026	—
Jason Aryeh(2)(4)	I	56	Director*	2023	2027	—
John Mack(3)	I	60	Director*	2024	2027

(1)	As of the Record Date.

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

(4)	Member of the Compensation Committee

*	Independent Director.

Nominees for Director

Chris Cleary

Chris Cleary has served as a member of our Board and a member of the Audit Committee since January 2025. Since March 2024, Mr. Cleary has served as Chief Executive Officer of Biomergence Capital LLC, an advisory and consulting company. Prior to that, he served as Senior Vice President of Corporate Development for Medtronic plc (NYSE: MDT) (“Medtronic”), a leading global healthcare technology company, from February 2014 to March 2024, with responsibility for acquisitions, dispositions and minority investments. During 2014, Mr. Cleary led the corporate development efforts for Medtronic’s $50 billion acquisition of Covidien Group S.à.r.l. Mr. Cleary facilitated over 35 acquisitions and multiple structured and venture investments and orchestrated the $6 billion sale of Covidien Group S.à.r.l's medical supply assets to Cardinal Health Inc. (NYSE: CAH). Prior to 2014, Mr. Cleary was Chief Executive Officer of Alesia Capital Services, a management consulting firm for Fortune 500 companies, including Medtronic, Goldman Sachs, Ally, Macquarie Capital and Terex. From 1995 to 2011, Mr. Cleary led M&A teams within several businesses at GE Capital, closing acquisitions totaling more than $60 billion across over 200 transactions in the United States, Canada, Europe, Asia and Latin America. Mr. Cleary has also served as a member of the board of directors of Enterra Medical, Inc., a private medical device company since January 2022 and as a member of the board of Pristine Surgical LLC, a private medical device company, since May 2024. Mr. Cleary earned his B.A. in Biology from Colorado College.

We believe that Mr. Cleary’s extensive experience in corporate development, strategic transactions, and investment in the healthcare and medical device sectors, including his leadership in major acquisitions and advisory roles for Fortune 500 companies, provides him with the qualifications and skills to serve on our Board.

Pamela Ann Connealy

Ms. Connealy has served as a member of our Board and chairperson of the Audit Committee since January 2023. Prior to that, she served as a director of Legacy Orchestra since February 2020. She has a wealth of leadership experience in biotech finance, business operations, strategic planning and management. She is currently the Chief Financial Officer and Chief Operating Officer of Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical stage oncology company, where she has served in such capacity since July 2021. Prior to Pyxis Oncology, Ms. Connealy served as Chief Financial Officer and Chief Human Resources Officer of Immunovant, Inc. (Nasdaq: IMVT), a biotech company focused on transformative therapies for patients with autoimmune diseases, from November 2019 to September 2021. At Immunovant, Inc., Ms. Connealy led finance, investor relations and human resources. She also has served as an advisor to Perfuse Therapeutics, an early-stage company focused on ophthalmic diseases, since October 2019. Prior to Immunovant, Inc., from August 2018 to November 2019, Ms. Connealy served as Chief Financial Officer, Chief Operating Officer and Chief Human Resources Officer of Kiva Microfunds, a San Francisco-based nonprofit organization focused on expanding financial access for underserved communities. From April 2015 to June 2018, she served as Global Head of Talent at the Bill & Melinda Gates Foundation, a private foundation, where she focused on talent management, compensation, benefits and global mobility. From March 2012 to November 2013, she served as Vice President of Business Operations at Salesforce.com Inc., an enterprise software company, and from March 2002 to April 2010, she served as Vice President and Corporate Officer at Genentech, Inc., a biotechnology company focused on developing, manufacturing and commercializing medicines to treat patients with serious and life-threatening medical conditions, with roles including Chief Financial Officer of Research & Development, Head of Global Procurement and other key global operational roles. Ms. Connealy earned an M.B.A. in finance from the University of St. Thomas and a B.S. in chemistry from Gannon University and has been a member of the Healthcare Business Women Association since 2002.

We believe that Ms. Connealy’s current and prior experience at leading life science companies, including as a chief financial officer, and her financial experience and expertise provide her with the qualifications and skills to serve on our Board.

David Pacitti

Mr. Pacitti has served as a member our Board since March 2024. Since March 2025, Mr. Pacitti has served as Chief Executive Officer of Avanos Medical, Inc. (NYSE: AVNS), a leading medical technology company. Prior to joining Avanos Medical, Inc., Mr. Pacitti served as President of Siemens Medical Solutions USA, Inc. and Head of the Americas, Siemens Healthineers, from February 2018 to March 2025. At Siemens, Mr. Pacitti was responsible for leading the marketing, sales, service, and support functions in North America and Latin America, across the entire Siemens Healthineers portfolio, including medical imaging, laboratory diagnostics, therapy solutions, and services. From October 2015 to February 2018, he served as President and Head of Healthcare, North America, Siemens Healthineers. From April 2013 to October 2015, Mr. Pacitti served as Division Vice President of U.S. Commercial Operations, Sales, and Marketing at Abbott Vascular, overseeing the company’s business in North America. As a member of the Senior Executive Staff, he worked with the CEO, CFO, and Research & Development team on business development initiatives and played pivotal roles in key launches, including Abbott Vascular’s first drug-eluting stent franchise and structural heart franchise. Prior to this position, Mr. Pacitti was Vice President of Abbott Vascular’s Commercial Operations from 2009 to 2013, and Vice President of Global Marketing from 2006 to 2009. He joined Abbott Vascular with its acquisition of Guidant Corp, where he served in positions of increasing responsibility from 1995 to 2006. Early in Mr. Pacitti’s career, he was a sales representative in Siemens’ Molecular Imaging business. Mr. Pacitti served as Board Chair for Gynesonics, from June 2021 to September 2023 and served as Board Member for Apollo Endo-Surgery from November 2017 to April 2023. He currently serves on the Boards of Advanced Medical Technology Association (AdvaMed), and the Siemens Foundation. Mr. Pacitti is also a member of the CEO Council for Growth at the Chamber of Commerce for Greater Philadelphia, the Children’s Hospital of Philadelphia Corporate Council, the Medical University of South Carolina (MUSC) President’s Advisory Group, and the NextGen Advisory Board for the University of Missouri. Mr. Pacitti earned a B.A. from Villanova University and an MBA from the University of Maryland Global Campus.

We believe that Mr. Pacitti’s current and prior senior management experience, including his experience as CEO of a leading medical technology company and a president at one of the leading global commercial companies in the medical device sector, as well as his expertise in medical device marketing, sales, service and support, provide him with the qualifications and skills to serve on our Board.

Continuing Directors

David P. Hochman — Chief Executive Officer, Chairman of the Board and Director

Mr. Hochman has served as the Chairman of our Board and as our Chief Executive Officer since the closing of the Business Combination in January 2023. From May 2018 to the closing of the Business Combination, he served as Legacy Orchestra’s Chief Executive Officer and Chairman of the Legacy Orchestra board of directors (“Legacy Orchestra Board”). He also co-founded Legacy Orchestra and its predecessors, which predecessors are now our wholly-owned subsidiaries, Caliber Therapeutics, LLC (“Caliber”), BackBeat Medical, LLC (“BackBeat”) and FreeHold Surgical, LLC (“FreeHold”). Mr. Hochman served as a member of the boards of directors of Caliber, FreeHold and BackBeat from December 2008, December 2010 and June 2010, respectively, until November 2018. He also served as BackBeat’s President from its inception in June 2010 until May 2018. Mr. Hochman has served as a board observer of Vivasure since 2019. Mr. Hochman has over 25 years of healthcare entrepreneurial, venture capital and investment banking experience. From 2006 until December 2019, he co-founded and was Managing Partner of Orchestra Medical Ventures, LLC (“OMV”), a medical technology venture capital firm. Funds managed by OMV were stockholders of Orchestra prior to their dissolution. From December 2009 to until its purchase by Legacy Orchestra in December 2019, Mr. Hochman served as President and a board member of Accelerated Technologies, Inc., a medical device accelerator company managed by OMV that helped create the concepts for BackBeat Cardiac Neuromodulation Therapy (“BackBeat CNT”), Virtue Sirolimus AngioInfusion Balloon (“Virtue SAB”), FreeHold devices, the Pure-Vu system and PerQSeal. From December 2016 to September 2023, Mr. Hochman served as a member of the board of directors of Motus GI, a former Nasdaq-listed medical technology company in which Orchestra had a strategic investment, and as its Chairman of the Board from December 2016 to April 2023. From December 2013 until September 2020, Mr. Hochman was a co-founder and board member of Corbus Pharmaceuticals Holdings, Inc. (Nasdaq: CRBP), a Nasdaq-listed clinical stage biopharmaceutical company. Prior to co-founding OMV, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, an investment partnership focused on early stage healthcare companies, from 2002 to 2006. He was also Managing Director of private equity firm Spencer Trask Ventures, Inc. from 2000 to 2006, during which time he led financing transactions for over twenty early-stage companies raising over $420.0 million. From 1999 to 2006, Mr. Hochman was a board advisor of Health Dialog Services Corporation, a leader in collaborative healthcare management that was acquired in 2008 by the British United Provident Association for $750.0 million. From 2005 to 2007, he was a co-founder and board member of PROLOR Biotech, Inc., a formerly NYSE-listed biopharmaceutical company developing longer lasting versions of approved therapeutic proteins, which was purchased by Opko Health, Inc. in 2013 for over $600.0 million. He currently serves as President and a board member of the Mollie Parnis Livingston Foundation. He earned a B.A. with honors from the University of Michigan.

We believe that Mr. Hochman’s role as a co-founder of Legacy Orchestra’s predecessors and founder of Legacy Orchestra, his experience in healthcare innovation and venture capital, his leadership at other companies, including publicly-traded medical technology and biotechnology companies, his financial experience, and his extensive knowledge of our business based on his years as Chief Executive Officer provide him with the qualifications and skills to serve on our Board.

Darren R. Sherman — President, Chief Operating Officer, Director and Founder

Mr. Sherman has served as President and Chief Operating Officer and a member of our Board since the closing of the Business Combination in January 2023. From May 2018 to the closing of the Business Combination, he served as Legacy Orchestra’s President and Chief Operating Officer and a member of the Legacy Orchestra Board. He also co-founded Legacy Orchestra and its predecessors, which predecessors are now our wholly-owned subsidiaries, Caliber, BackBeat and FreeHold. Mr. Sherman served as Chief Executive Officer of Caliber from 2009 to May 2018 and as Chief Executive Officer and President of FreeHold from 2012 to May 2018. He also served as a board member of Caliber, FreeHold and BackBeat from 2009, 2012 and 2010, respectively, until November 2018. From 2009 until December 2019, Mr. Sherman was Managing Partner of OMV, a medical technology venture capital firm. Funds managed by OMV were stockholders of Legacy Orchestra prior to their dissolution. From 2009 to December 2019, Mr. Sherman also served as Chief Technical Officer of Accelerated Technologies, Inc., a medical device accelerator company managed by OMV that Orchestra acquired in December 2019. Mr. Sherman has over 25 years of management and entrepreneurial experience in the medical technology industry spanning interventional cardiology, cardiac electrophysiology, sudden cardiac death, stroke, surgery, GI, and neurovascular therapies. From 2009 until August 2016, he served on the board of directors of Vivasure, in which Orchestra holds a strategic investment. He served as a director of Motus GI, a former Nasdaq-listed medical technology company in which Orchestra had a strategic investment, from December 2016 to September 2023. Prior to joining OMV, from February 2002 until March 2008, Mr. Sherman held various positions in executive management for Cordis Neurovascular, a Johnson & Johnson company that focused on leveraging technology into applications for the brain, including Executive Director of Research & Development and Director of Strategic Marketing. From January 1997 until February 2002, Mr. Sherman played an integral role in the formation and development of Revivant Corp., a company that designed, manufactured, and marketed AutoPulse and medical devices that automate cardiopulmonary resuscitation, prior to its acquisition by Zoll Medical Corporation, while working with Thomas J. Fogarty, M.D. at Fogarty Engineering Inc. From January 1995 until January 1997, Mr. Sherman held positions in research and development for Cardiac Pathways Corp., which manufactured minimally-invasive systems used to diagnose and treat cardiac tachyarrhythmias prior to its acquisition by Boston Scientific. Prior to Cardiac Pathways Corp., he worked at Baxter Healthcare, a healthcare company specializing in medical devices, pharmaceuticals and biotechnology. Mr. Sherman has authored more than 85 U.S. patents with an additional 100+ published applications. He earned a B.S. in Bioengineering from the University of California, San Diego.

We believe that Mr. Sherman’s role as a co-founder of Legacy Orchestra’s predecessors and founder of Legacy Orchestra, his experience in medical device innovation, his leadership at other companies, including medical technology companies, his product development experience, and his extensive knowledge of our business provide him with the qualifications and skills to serve on our Board.

Jason Aryeh

Mr. Aryeh has served as a member of our Board and chairperson of the Nominating and Corporate Governance Committee since January 2023. Prior to that, he served as a director of Legacy Orchestra since November 2018. He previously served as a strategic advisor to Legacy Orchestra from July 2018 to November 2018. Mr. Aryeh is the founder and managing general partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors, and has served in such capacity since 1997. Since September 2006, he has also served on the board of directors of Ligand Pharmaceuticals, Inc. (Nasdaq: LGND), a Nasdaq-listed biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines. He currently serves as chairman of its nominating and governance committee and has previously served as a member on its compensation committee. Since March 2021, Mr. Aryeh has also served on the board of directors of Anebulo Pharmaceuticals (Nasdaq: ANEB), a Nasdaq-listed biotechnology company, where he currently serves on the audit committee. Mr. Aryeh has also served as Executive Chair of Rio Grande Renewables, LLC, a renewable energy company he co-founded, since March 2009. He has served on the board of directors of multiple public and private life sciences companies since 2006, including Novelion Therapeutics Inc., which was a Nasdaq-listed biopharmaceutical company that focused on investing in science and clinical development of therapies for rare diseases, from November 2016 to August 2018, and its predecessor, QLT Inc., from June 2013 to November 2016. He also served on the Cystic Fibrosis Foundation’s Therapeutics board of directors from 2012 to February 2019. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University.

We believe that Mr. Aryeh’s finance background and extensive experience as a board member and an investor in life science companies, including his service as managing general partner of an investment fund focused on the life sciences sector and over 13 years as a board member of Ligand Pharmaceuticals, Inc., a leader in shared risk and reward partnering to drive innovation in the field of biopharmaceuticals, provide him with the qualifications and skills to serve on our Board.

Eric S. Fain, M.D.

Dr. Fain has served as a member of our Board and chairperson of the Compensation Committee since January 2023. Prior to that, he served as a director of Legacy Orchestra since November 2018. He previously served as a strategic advisor and a consultant to BackBeat, one of Legacy Orchestra’s predecessors and now our wholly-owned subsidiary, from October 2017 to November 2018. Since July 2018, he has served as the President and Chief Executive Officer of Procyrion, Inc., a clinical stage medical device company developing catheter-based circulatory support technologies for congestive heart failure patients. Previously, he was the Group President of Cardiovascular and Neuromodulation at Abbott Laboratories from January 2017 until July 2017, a multinational medical devices and healthcare company, following its acquisition of medical device company St. Jude Medical, Inc. Dr. Fain became Group President of St. Jude Medical, Inc. in January 2015, where he was responsible for global sales, marketing, R&D and clinical/regulatory affairs across the entire St. Jude Medical portfolio worldwide. Dr. Fain joined St. Jude Medical in 1997 as Vice President of Systems Development as part of the company’s acquisition of Ventritex, Inc., where he had worked since 1987. He went on to become Senior Vice President of Clinical/ Regulatory Affairs for the St. Jude Medical Cardiac Rhythm Management Division (“CRMD”) in 1998. He was later promoted to Executive Vice President, Development and Clinical/Regulatory Affairs for CRMD in 2005 and then President of CRMD in 2007. Prior to his role as Group President, Dr. Fain was President of the company’s Implantable Electronic Systems Division beginning in 2012 when its CRMD and Neuromodulation Divisions merged. Dr. Fain earned an M.D. from Stanford University School of Medicine and a Sc.B. degree in applied math/biology from Brown University.

We believe that Dr. Fain’s extensive senior management experience in the life sciences sector, including his service as a top executive at one of the market leading global commercial companies in the medical device sector, as well as his medical background and financial and transaction structuring experience provide him with the qualifications and skills to serve on our Board.

John Mack

Mr. Mack has served as a member of our Board since July 2024. He most recently served as President of Cardiac Surgery for Medtronic, Inc. from November 2020 until his retirement in January 2023. Prior to that, Mr. Mack held several leadership positions at Medtronic, including Vice President and General Manager of Cardiac Surgery from April 2018 to November 2020, and Vice President of Business Development, Strategy, and Portfolio Management from April 2011 to September 2014. Mr. Mack also served as Co-Chair of Medtronic’s Joint Steering Committee, leading large-scale strategic planning and execution efforts. Since April 2024, Mr. Mack has served as a member of the Board of Directors of the Minneapolis Heart Institute Foundation, a leading nonprofit cardiovascular and vascular research and education institution. He previously served as a Board Member of MC3 Cardiopulmonary from June 2018 to January 2023, as Board Chair of the Twin Cities American Heart Association from January 2016 to June 2021, and as a Board Member of Camp ODAYIN from January 2018 to December 2023. Mr. Mack earned a B.S. from the University of Minnesota.

We believe Mr. Mack’s extensive leadership experience in the medical device industry, particularly in cardiac surgery, along with his strategic planning expertise and board service, provides him with valuable insights and governance experience that qualify him to serve on our Board.

Board Diversity Matrix

The table below provides disclosure regarding the diversity of our Board members and nominees. The information presented below is based on voluntary self-identification responses we received from each Board member and nominee.

Board Diversity Matrix
	(as of April 28, 2025)
Total Number of Directors	8
Part I: Gender Identity	Female	Male
Directors	1	7
Part II: Demographic Background
African American or Black	–	–
Alaskan Native or Native American	–	–
Asian	–	1
Hispanic or Latinx	–	–
Native Hawaiian or Pacific Islander	–	–
White	1	6
Two or More Races or Ethnicities	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

Composition of Our Board of Directors

The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and on an ad hoc basis as required. Our Board currently consists of eight directors. Our certificate of incorporation (“Charter”) and Bylaws provide that the authorized number of directors may be changed only by resolution approved by a majority of our Board. In accordance with our Charter, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms are expiring will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

●	the Class I directors are Mr. Aryeh and Mr. Mack, and their terms will expire at the our annual meeting to be held in 2027;

●	the Class II directors are Mr. Cleary, Ms. Connealy and Mr. Pacitti, and their terms will expire at the Annual Meeting; and

●	the Class III directors are Mr. Hochman, Mr. Sherman and Dr. Fain, and their terms will expire at our annual meeting of stockholders to be held in 2026.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that each of Mr. Cleary, Mr. Aryeh, Mr. Pacitti, Dr. Fain, Mr. Mack and Ms. Connealy, representing a majority of the directors of our Board, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Our Board also determined that Eric Rose, who resigned from the Board on February 3, 2025, was independent under the Nasdaq listing rules. Dr. Fain serves as the lead independent director. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Our Board is currently chaired by David P. Hochman, our founder and Chief Executive Officer. Our corporate governance guidelines provide our Board with the discretion to combine or separate the positions of Chief Executive Officer and Chairperson of the Board. Currently, the Board believes that the interests of the Company and its shareholders are best served through a leadership model with a combined Chairperson of the Board and Chief Executive Officer. Based on our corporate governance guidelines, the Board may determine that it is appropriate to separate the roles of Chairperson of the Board and Chief Executive Officer in the future.

Each of the committees of our Board is comprised solely of independent directors that provide strong independent leadership for each of these committees. Our independent directors generally meet in executive session after each regular meeting of our Board. At each such meeting, the presiding director for each executive session of our Board is an independent or non-employee director. Our Board will continue to evaluate this leadership structure on an ongoing basis based on factors such as the experience of the applicable individuals and the current business environment.

Board Meetings and Committees

Our Board may establish the authorized number of directors from time to time by resolutions adopted by a majority of our Board. Our Board currently consists of eight members.

During our fiscal year ended December 31, 2024, our Board held seven meetings (including regularly scheduled and special meetings) and acted by written consent six times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which the director had been a director and (ii) the total number of meetings held by all committees of our Board on which the director served during the periods that the director served.

In accordance with our corporate governance guidelines, members of our Board are encouraged, but not required to attend our annual meetings of stockholders.

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Each committee of our Board has a written charter approved by our Board. Copies of each charter are posted in the “Investor Relations-Corporate Governance” portion of our website under investors.orchestrabiomed.com/corporate-governance/documents-charters (the “Corporate Governance Section”). The reference to our website address does not constitute incorporation by reference of the information contained at or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee consists of Mr. Cleary, Ms. Connealy, Mr. Mack and Mr. Pacitti. Our Board has determined that each member of our Audit Committee satisfies the independence requirements under Nasdaq listing standards, including those set forth under Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Ms. Connealy. Our Board has determined that Ms. Connealy is an “audit committee financial expert” within the meaning of SEC regulations. This designation does not impose on either any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and the Board. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of our Audit Committee is to assist the board in fulfilling its oversight responsibility with respect to, among other things, the Company’s accounting and financial reporting processes, the systems of internal control over financial reporting of the Company and the audits, quality and integrity of the Company’s financial statements and reports. Specific responsibilities of our Audit Committee include, among other things:

●	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

●	ensuring the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters; considering the adequacy of our internal controls and internal audit function;

●	reviewing proposed waivers of the code of conduct for directors and executive officers;

●	reviewing material related party transactions or those that require disclosure; and

●	approving all audit and non-audit services to be performed by our independent registered public accounting firm.

Our Audit Committee reviews, discusses and assesses its own performance and composition annually. Our Audit Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

During our fiscal year ended December 31, 2024, our Audit Committee held five meetings and acted by written consent one time.

Compensation Committee

Our Compensation Committee consists of Dr. Fain, Mr. Aryeh and Mr. Pacitti. The chairperson of our Compensation Committee is Dr. Fain. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq relating to compensation committees, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The primary purpose of our Compensation Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees. Specific responsibilities of our Compensation Committee include, among other things:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

●	reviewing and approving, or recommending that our Board approve, the compensation of our non-employee directors;

●	administering our stock and equity incentive plans;

●	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

●	reviewing, modifying (as needed) and approving (or if it deems appropriate, making recommendations to our Board regarding) our overall compensation strategy and policies.

Once we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the responsibilities of our Compensation Committee will also include reviewing and recommending to our Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals regarding the frequency of the vote on executive compensation to be included in our annual meeting proxy statements.

In addition, once we are neither an “emerging growth company” as defined in the JOBS Act nor a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, the responsibilities of our Compensation Committee will also include reviewing and discussing with management our Compensation Discussion and Analysis, and recommending to our Board that the Compensation Discussion and Analysis be approved for inclusion in our Annual Reports on Form 10-K, registration statements and our annual meeting proxy statements.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Our Compensation Committee reviews, discusses and assesses its own performance and composition annually. Our Compensation Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

During our fiscal year ended December 31, 2024, our Compensation Committee held five meetings and acted by written consent seven times.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets at least twice a year and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of our Compensation Committee, in consultation with the Chief Financial Officer. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. No executive officer may be present during the voting or deliberations of our Compensation Committee regarding his or her compensation. The charter of our Compensation Committee grants our Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under its charter, our Compensation Committee has the authority, in its sole discretion, to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal counsel or other advisors our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser it retains. Under its charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser , other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

On October 3, 2024, our Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as an objective, third-party consultant on the reasonableness of management compensation levels in comparison with those of other similarly situated companies, and on the appropriateness of the compensation program structure in supporting our business strategy and human resources objectives. Prior to retaining FW Cook, on October 3, 2024, the Compensation Committee assessed whether the work of FW Cook as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services, if any, to us by FW Cook; (ii) the amount of fees we paid to FW Cook as a percentage of FW Cook’s total revenue; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors employed by FW Cook with an executive officer of the Company; (v) any shares of our common stock owned by FW Cook or the individual compensation advisors employed by FW Cook; and (vi) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee. After considering such factors, the Compensation Committee determined that the engagement of FW Cook did not raise any conflicts of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Aryeh, Dr. Fain and Ms. Connealy. The chairperson of our Nominating and Corporate Governance Committee is Mr. Aryeh. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of Nasdaq.

Specific responsibilities of our Nominating and Corporate Governance Committee include, among other things:

●	identifying, reviewing and evaluating qualified candidates for membership on our Board and recommending candidates for nomination to our Board;

●	periodically reviewing and assessing our corporate governance guidelines and their application;

●	overseeing the process of evaluating the performance of our Board and its committees; and

●	assisting our Board on corporate governance matters.

Potential director candidates meeting the criteria established by the Board are identified either by reputation, existing Board members or stockholders. In the past, the Company on behalf of the Nominating and Corporate Governance Committee retained a third-party search firm to assist the Nominating and Corporate Governance Committee in identifying potential candidates with appropriate skill sets for membership on our Board. The Nominating and Corporate Governance Committee may delegate responsibility for day-to-day management and oversight of a search firm engagement to the Chief Executive Officer.

Our Nominating and Corporate Governance Committee periodically reviews, discusses and assesses the performance of our Board and the committees of our Board. In fulfilling this responsibility, our Nominating and Corporate Governance Committee seeks input from senior management, our Board and others, which may include external advisors. In assessing our Board, our Nominating and Corporate Governance Committee evaluates the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders and, following the assessment process, our Nominating and Corporate Governance Committee may recommend changes in the composition of our Board, changes in the size of our Board, or other recommended future additions or changes to our Board structure based on our clinical programs and business focus. Our Nominating and Corporate Governance Committee reviews, discusses and assesses its own performance and composition annually. Our Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

During our fiscal year ended December 31, 2024, our Nominating and Corporate Governance Committee met two times and acted by written consent four times.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board, including candidates to fill any vacancies that may occur. Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third-party search firms to identify director candidates. Our Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Corporate Governance Committee recommends candidates to our Board for approval as director nominees for election to our Board. In assessing our Board, our Nominating and Corporate Governance Committee will evaluate the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.

Minimum General Criteria

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates for recommendation to the Board, our Nominating and Corporate Governance Committee will consider, among things, the factors set forth in our corporate governance guidelines, which include, without limitation: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; (vii) requirements of applicable law; and (viii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. Our Nominating and Corporate Governance Committee also reviews director candidates in the context of the current size and composition of our Board, our operating requirements and our stockholders’ long-term interests. While the Board does not have a specific diversity policy, in conducting this assessment, the Board considers diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of Nasdaq listing rules.

Stockholder Recommendations and Nominations to the Board of Directors

Stockholders may submit recommendations for director candidates by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Orchestra BioMed Holdings, Inc., 150 Union Square Drive, New Hope, PA 18938, Attn: Chief Financial Officer. The written recommendation must be received:

●	in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that, in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting was first made by the Company; and

●	in the case of a special meeting of stockholders at which directors are proposed for election, not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made by the Company of the date of the special meeting at which directors are to be elected.

Our Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder and Other Interested Party Communications

Our Board provides to every stockholder the ability to communicate with our Board as a whole, and with individual directors on our Board, through an established process for stockholder communication. For such communications, stockholders may send a written communication to the Board or individual directors c/o Orchestra BioMed Holdings, Inc., 150 Union Square Drive, New Hope, PA 18938, Attn: Chief Financial Officer. Each communication must set forth the name and address of the stockholder(s) on whose behalf the communication is sent and the class, series and number of shares of capital stock that are owned beneficially and of record by such stockholder(s) as of the date of the communication.

Each communication will be screened by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such individual director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Any interested party may make submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate with the Audit Committee by letter to the above address, marked for the attention of the Audit Committee. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our code of business conduct and ethics and corporate governance guidelines are available under the Corporate Governance Section of our website at investors.orchestrabiomed.com/corporate-governance/documents-charters. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The reference to our website address does not constitute incorporation by reference of the information contained in or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement.

Risk Management

Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and assisted by its committees, is responsible for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board is responsible for risk oversight. Our Board believes that it is essential for effective risk management and oversight that there be open communication between management and our Board. Our Board meets with our Chief Executive Officer, Chief Financial Officer and other members of the senior management team at quarterly meetings of our Board and at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing us.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, accounting, enterprise risk and legal and regulatory compliance, and discusses with management and the independent auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial, cybersecurity and information technology risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies and evaluates our compensation policies and practices that could mitigate any such risks. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and environmental, social and corporate governance matters. Our full Board also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at regular meetings of our Board, and evaluates the risks inherent in significant transactions.

Anti-Hedging & Insider Trading Policy

Our Insider Trading Policy applies to all employees, outside directors, officers, and consultants of Orchestra and its subsidiaries, their family members and entities over which such individuals have or share voting or investment control. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace, the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Non-Employee Director Compensation

As of the date of this Proxy Statement, our non-employee directors are entitled to the following compensation:

Cash Compensation

Annual Cash Compensation	Amount
Lead Independent Director	$75,000
Board Members (other than Lead Independent Director)	$45,000
Chair of the Audit Committee	$20,000
Members of the Audit Committee (other than the Chairperson)	$10,000
Chair of the Compensation Committee	$15,000
Members of the Compensation Committee (other than the Chairperson)	$7,500
Chair of the Nominating and Corporate Governance Committee	$10,000
Members of the Nominating and Corporate Governance Committee (other than the Chairperson)	$5,000

All annual cash compensation amounts for our non-employee directors are payable in equal quarterly installments in arrears, pro-rated for any partial months of service. Additionally, we will reimburse each non-employee director for reasonable, customary and documented travel expenses related to such director’s attendance at Board and committee meetings.

Equity Compensation

Under our current non-employee director compensation policy, on the date of each annual meeting of stockholders, each non-employee director automatically will be granted (i) a nonstatutory stock option (“NSO”) to purchase shares of our common stock having a grant date fair value of $85,000, rounded down to the nearest whole share (the “Annual NSO Award”), and (ii) restricted stock units having a grant date fair value of $40,000, rounded down to the nearest whole share (the “Annual RSU Award” and, together with the Annual NSO Award, the “Annual Award”). Subject to adjustments, each Annual NSO Award and Annual RSU Award will vest in one installment on the earlier of (x) the one year anniversary of the grant date or (y) the following annual meeting of stockholders (as applicable the Annual Award Vesting Date”). Each Annual NSO Award and Annual RSU Award will vest fully upon death, disability or a change in control, in each case, subject to the non-employee director’s continued service through the applicable vesting date or change in control, as applicable.

Under our current non-employee director compensation policy, upon a non-employee director’s appointment to our Board, such non-employee director automatically will be granted (i) a NSO to purchase shares of our common stock having a grant date fair value of $85,000, rounded down to the nearest whole share (the “NSO Appointment Award”), (ii) Restricted Stock Units having a grant date fair value of $40,000, rounded down to the nearest whole share (the “RSU Appointment Award”), and (iii) to the extent applicable, a pro-rata portion of the Annual Award. Subject to adjustment, each NSO Appointment Award and RSU Appointment Award granted to a newly appointed non-employee director, will vest in three equal, annual installments beginning with the first annual anniversary after the grant date. Any pro-rata portion of the Annual Award granted to a newly appointed non-employee director will vest on the relevant Annual Award Vesting Date. Each NSO Appointment Award and RSU Appointment Award will vest fully upon death, disability or a change in control, in each case, subject to the non-employee director’s continued service through the applicable vesting date or change in control, as applicable.

Each non-employee director will have a maximum annual total compensation of $500,000, including both cash and equity, except that in the initial year of service or for a non-employee chairperson of the Board or the Lead Independent Director, the maximum annual total compensation will be $750,000.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our current and former non-employee directors during the year ended December 31, 2024. Dr. Rose resigned from our Board on February 3, 2025.

		Fees
		Earned or		Option	Stock
		Paid in		Awards	Awards	All other
Name	Year	Cash ($)		($)(1) Year	($)(1)	compensation ($)	Total ($)
Eric S. Fain, M.D.(2)	2024	95,000	(3)	84,999	39,997		219,996
Eric A. Rose, M.D. (5)	2024	57,500	(6)	84,999	39,997	—	182,496
Jason M. Aryeh(7)	2024	65,000	(8)	84,999	39,997	—	189,996
Pamela Y. Connealy(9)	2024	65,000	(10)	84,999	39,997	—	189,996
John Mack(11)	2024	22,917	(12)	159,374	74,997	—	257,288
David Pacitti(14)	2024	46,875	(14)	198,065	89,997	—	334,937

(1)	The amounts shown in this column represent the aggregate grant date fair value of option awards or stock awards, as applicable, granted to our non-employee directors computed in accordance with FASB ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. See Note 11 to our consolidated audited financial statements for the fiscal years ended December 31, 2024 included in our Annual Report for a description of our assumptions used in the calculation.

(2)	As of December 31, 2024, Dr. Fain held stock options covering 83,393 shares of common stock and 5,376 restricted stock units.

(3)	Reflects Dr. Fain’s board fees for serving as the Lead Independent Director ($75,000) and fees for serving on the Nominating and Corporate Governance Committee ($5,000) as well fees for serving as chairman of the Compensation Committee ($15,000).

(5)	As of December 31, 2024, Dr. Rose held stock options covering 94,381 shares of common stock and 5,376 restricted stock .

(6)	Reflects Dr. Rose’s board fees ($45,000) and fees for serving on the Compensation Committee ($7,500) and the Nominating and Corporate Governance Committee ($5,000).

(7)	As of December 31, 2024, Mr. Aryeh held stock options covering 79,193 shares of common stock and 5,376 restricted stock units.

(8)	Reflects Mr. Aryeh’s board fees ($45,000) and fees for serving on the Audit Committee ($10,000) as well fees for serving as chairman of the Nominating and Corporate Governance Committee ($10,000).

(9)	As of December 31, 2024, Ms. Connealy held stock options covering 76,418 shares of common stock and 5,376 restricted stock units.

(10)	Reflects Ms. Connealy’s board fees ($45,000) as well as fees for serving as chairperson of the Audit Committee ($20,000).

(11)	As of December 31, 2024, Mr. Mack held stock options covering 40,737 shares of common stock and 12,864 restricted stock units.

(12)	Reflects Ms. Mack’s board fees ($18,750) as well as fees for serving on the Audit Committee ($4,167). Board fees pro-rated based on the fact that Mr. Mack joined our Board in June 2024.

(13)	As of December 31, 2024, Mr. Pacitti held stock options covering 51,701 shares of common stock and 13,376 restricted stock units.

(14)	Reflects Mr. Pacitti's board fees ($33,750) as well as fees for serving on the Audit Committee ($7,500) and Compensation Committee ($5,625). Board fees pro-rated based on the fact that Mr. Pacitti joined our Board in March 2024.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is currently composed of eight members. In accordance with our Charter, our Board is divided into three staggered classes of directors. At the Annual Meeting, three Class II nominees will be up for election for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in the control of our Company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Chris Cleary, Pamela Connealy and David Pacitti as nominees for election as Class II directors at the Annual Meeting. If elected, each of Chris Cleary, Pamela Connealy and David Pacitti will serve as a Class II director until the 2028 annual meeting of stockholders and until such director’s respective successor is duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Chris Cleary, Pamela Connealy and David Pacitti. We expect that Chris Cleary, Pamela Connealy and David Pacitti will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter, which will result in no effect on the vote for this matter.

Vote Required

The election of directors requires a plurality of the votes of the shares of our common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025.

Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

Orchestra has been advised that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of Ernst & Young LLP, our Board may reconsider the appointment.

Change in Auditor

Dismissal of WithumSmith+Brown, PC

Effective upon the closing of the Business Combination, on January 26, 2023, the Board dismissed WithumSmith+Brown, PC (“Withum”), which served as HSAC2’s independent registered public accounting firm prior to the Business Combination.

The report of Withum on the financial statements of HSAC2 as of December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about HSAC2’s ability to continue as a going concern. During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through January 26, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal, other than the material weakness over financial reporting as a result of the Amended Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022.

The Company previously provided Withum with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and requested and received a letter from Withum addressed to the SEC dated January 31, 2023, which was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on January 31, 2023, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

Appointment of Ernst & Young LLP

Effective upon the closing of the Business Combination on January 26, 2023, the Board approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young LLP served as the independent registered public accounting firm for Legacy Orchestra prior to the Business Combination.

During the years ended December 31, 2021 and 2022 and the subsequent interim period through January 25, 2023, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to the Independent Registered Public Accounting Firm

The table below presents fees for professional audit services and other services rendered by Ernst & Young LLP to Orchestra and Legacy Orchestra the years ended December 31, 2024 and December 31, 2023 (in thousands). The table below excludes fees for services rendered by Withum as the independent registered public accounting firm for HSAC2 prior to the closing of the Business Combination.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$767	$546
Audit-Related Fees(2)	—	160
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$767	$706

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under “Audit Fees”. Inclusive are the fees for audit services related to (i) the Business Combination including comfort letters on and review of related SEC registration statements and (ii) technical accounting matters pertaining to the Business Combination, which are non-recurring in nature.

(3)	Tax fees consists of fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	All other fees consist of the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in the aforementioned categories.

Auditor Independence

In our fiscal year ended December 31, 2024, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate or delegates thereof reviews and pre-approves all audit and non-audit services provided to Orchestra by our independent registered public accounting firm. Pursuant to its charter, our Audit Committee has delegated pre-approval authority to the Chairperson of our Audit Committee over all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee may also delegate such pre-approval authority to another member of the Audit Committee but shall not delegate such authority to our management.

Any pre-approval authorized by the Chairperson or such other member of the Audit Committee to whom authority has been delegated must specify clearly, in writing, the services and fees approved by such member and may not otherwise delegate to our management any responsibilities to pre-approve audit and non-audit services performed by our independent registered public accounting firm. Any member of the Audit Committee, including the Chairperson, to whom such authority is delegated shall report any pre-approval decisions made under such delegated authority to the Audit Committee at its next scheduled meeting for ratification by the entire Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of the majority of the shares of our common stock present in person or by remote communication, or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal. This proposal is considered a routine matter. Because a bank, broker, trustee, or other nominee may generally vote in their discretion on routine matters, no broker non-votes are expected in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board comprised solely of independent directors as required by the listing standards of Nasdaq and the rules and regulations of the SEC.

In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and Ernst & Young LLP;

●	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

●	received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with them their independence.

Based on the Audit Committee’s review and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC (the “Audit Committee Recommendation”).

Respectfully submitted by the members of the Audit Committee of the Board:

AUDIT COMMITTEE

Pamela A. Connealy, Chairperson

Chris Cleary

John Mack

David Pacitti

The foregoing report of the Audit Committee is required by the SEC, is not “soliciting material,” and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 28, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board and hold office until their successor is duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
David P. Hochman	49	Chief Executive Officer, Chairman of the Board and Director
Darren R. Sherman	53	President, Chief Operating Officer and Director
Andrew L. Taylor	54	Chief Financial Officer

Executive Officers

David P. Hochman — Chief Executive Officer, Chairman of the Board and Director

Please see the section titled “Board of Directors and Corporate Governance—Continuing Directors” above for Mr. Hochman’s biography.

Darren R. Sherman — President, Chief Operating Officer, Director and Founder

Please see the section titled “Board of Directors and Corporate Governance—Continuing Directors” above for Mr. Sherman’s biography.

Andrew L. Taylor — Chief Financial Officer

Mr. Taylor has served as our Chief Financial Officer since June 2023. Prior to joining, Mr. Taylor served as Chief Financial Officer of Motus GI from August 2017 until June 2023, a former Nasdaq-listed medical technology company in which Orchestra had a strategic investment. Mr. Taylor served as the CFO and President of Avertix Medical, Inc. (f/k/a Angel Medical Systems, Inc.) from 2007 until 2017 and served on the board of directors of Avertix Medical from 2017 to August 2024. Avertix Medical is a medical device company that develops and manufactures ischemia monitoring and alerting systems. While at Avertix Medical, Mr. Taylor supervised the majority of operations and employees in the United States and Brazil, while also overseeing the financial planning and analysis activities, capital raising and licensing efforts and implementation of capital budgets. From 2005 to 2007, Mr. Taylor was a Practice Leader for AC Lordi Consulting (now part of BDO USA, LLP), where he oversaw staff providing CFO and Controller consulting services. Prior to that, Mr. Taylor was the CFO of Safe3w, Inc. from 2001 to 2005 until its acquisition by iPass, Inc., where he led all accounting and finance functions as well as the fundraising efforts, and negotiated the sale of the company. From 1999 to 2001, Mr. Taylor served as the Vice President of Finance and Administration of Abridge, Inc., where he developed and managed processes for budgeting, forecasting and cash management. Prior to that, Mr. Taylor was a Senior Finance Associate at Delta Air Lines (NYSE: DAL), from 1998 to 1999. Mr. Taylor earned a B.A. in Political Science and Economics at McGill University and his MBA in Finance at Northeastern University, and is a CFA Program Level II Candidate.

On December 31, 2018, Angel Medical Systems, Inc. filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On February 11, 2019, the conditions of the Chapter 11 Plan of Reorganization (the “Bankruptcy Plan”) for Angel Medical Systems, Inc. were confirmed by the Bankruptcy Court. On March 29, 2019, the Bankruptcy Plan became effective and Angel Medical Systems, Inc. emerged from its Chapter 11 reorganization as a private company.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our “named executive officers.” For the fiscal year ended December 31, 2024, our “named executive officers” and their positions were as follows:

●	David P. Hochman, Chief Executive Officer and Chairman of our Board

●	Darren R. Sherman, President, Chief Operating Officer and a Director

●	Andrew L. Taylor, Chief Financial Officer

Unless the context otherwise requires, all references in this section to the “Company,” “Orchestra,” or “it” refer to the business of Legacy Orchestra and its subsidiaries prior to the consummation of the Business Combination and to the Company and its subsidiaries after the Business Combination. References in this section to “common stock” refer to Legacy Orchestra Common Stock before the Business Combination and Company Common Stock after the Business Combination. All share counts in this section are shown on a post-Business Combination basis.

We are an emerging growth company and a smaller reporting company. Therefore, we are subject to reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder non-binding advisory approval of any golden parachute payments not previously approved.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for the years ended December 31, 2024 and December 31, 2023.

Name and Principal		Salary		Bonus		Stock Awards	Option Awards	Non-Equity Incentive Plan	All other compensation
Position	Year	($)		($)(1)		($)(2)(3)	($)(2)(3)	Compensation ($)(4)	($)(5)	Total ($)
David P. Hochman	2024	595,000		—		996,000	—	309,400	12,075	1,912,475
Chief Executive Officer & Chairman	2023	595,000		—		3,450,300	2,507,368	347,000	11,550	6,911,218
Darren R. Sherman	2024	495,000		150,000	(6)	879,802	—	257,400	12,075	1,794,277
President & Chief Operating Officer	2023	495,000		—		4,004,329	1,656,418	292,000	11,550	6,459,297
Andrew L. Taylor	2024	395,000		—		498,000	—	155,334	12,075	1,060,409
Chief Financial Officer	2023	227,000	(7)	—		2,065,453	—	99,367	6,929	2,398,749

(1)	Represents the amounts paid over and above the amounts earned under the Company’s 2024 non-equity incentive plan as a result of the application of discretion by the Compensation Committee. See “—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Compensation--2024.”
(2)	The amounts shown in this column represent the aggregate grant date fair value of stock awards and option awards granted to our named executive officers computed in accordance with FASB ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. See Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2024 included in our Annual Report for a description of our assumptions used in the calculation.
(3)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards.”
(4)	See “—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Compensation.”
(5)	Consists of employer matching contributions to each named executive officer’s 401(k) plan.
(6)	Consists of a one-time cash bonus of $150,000 approved by the Compensation Committee on November 7, 2024, which is subject to repayment to the Company under certain circumstances. See “—Narrative Disclosure to Summary Compensation Table—Bonus.”
(7)	Reflects 7/12th of Mr. Taylor’s $395,000 annual salary, as he commenced employment with the Company in June 2023.

Narrative Disclosure to Summary Compensation Table

Overview

The primary elements of compensation for our named executive officers are base salary, annual performance bonuses and equity awards. Our named executive officers also participate in employee benefit plans and programs that we offer to our other employees, as described below. Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders.

Annual Base Salary

The current salaries of our named executive officers are specified in their respective employment agreements, which, with respect to Messrs. Hochman and Sherman were negotiated in connection with the closing of the Business Combination. Mr. Taylor’s salary was negotiated in connection with his hiring in June 2023.

Bonus

On November 7, 2024, the Compensation Committee approved a one-time cash bonus of $150,000 (the “Bonus”) to Darren Sherman, our President and Chief Operating Officer and a director, to be paid on November 15, 2024 in light of Mr. Sherman’s performance and continued contributions to the Company. Pursuant to the terms of the Bonus, Mr. Sherman is required to repay the Bonus as follows in the event of (i) his voluntary resignation without Good Reason, or (ii) the termination of his employment for Cause (as Good Reason and Cause are defined in Mr. Sherman’s January 26, 2023 Amended and Restated Employment Agreement), in either case before May 15, 2026 as follows:

●	if his employment terminates prior to May 15, 2025, he shall repay all $150,000 of the Bonus;

●	if his employment terminates on or after May 15, 2025 but prior to November 15, 2025, he shall repay $100,000 of the Bonus;

●	if his employment terminates on or after November 15, 2025 but prior to May 15, 2026, he shall repay $50,000 of the Bonus; and

●	if his employment terminates on or after May 15, 2026, he shall not be required to repay any of the Bonus.

Non-Equity Incentive Compensation

Our named executive officers are entitled to receive non-equity incentive plan bonuses pursuant to the terms of their respective employment agreements. Under the terms of these employment agreements, the amounts of these bonuses and the performance metrics and goals required to receive those bonus amounts are determined by our Board based on appropriate comparative benchmarks. For 2024 and 2023, the target bonus for each of Messrs. Hochman and Sherman was 80% of base salary, and the target bonus for Mr. Taylor was 50% of base salary, in each case as provided in the applicable employment agreement for each of the named executive officers.

2024

For 2024, 100% of the annual non-equity incentive plan bonuses for Messrs. Hochman and Sherman were based on progress made relating to the following corporate goals and objectives approved by the Compensation Committee (the “2024 Corporate Goals and Objectives”):

●	advancing our AVIM therapy clinical program for the treatment of hypertension, including, among other things, meeting certain enrollment objectives of the BACKBEAT (BradycArdia paCemaKer with AVIM for Blood prEssure treAtmenT) pivotal study (the “BackBeat Study”);

●	advancing our Virtue Sirolimus AngioInfusion Balloon clinical program, including successfully manufacturing Sirolimus EFR, securing FDA approval for a new study design; and restructuring our development and commercialization agreement with Terumo Corporation and Terumo Medical Corporation;

●	advancing key pipeline programs and actively pursuing new acquisition/partnership opportunities; and

●	executing as a public company, including, among other things, successfully completing SEC filings, filing a shelf registration statement and entering into an at-the-market offering program, broadening analyst coverage of the Company’s stock and managing financial performance according to budget and goals.

Based on the Company’s performance against each of the 2024 Corporate Goals and Objectives, the Compensation Committee determined that in the aggregate the 2024 Corporate Goals and Objectives were achieved at a 65% level, resulting in each of Messrs. Hochman and Sherman receiving bonuses at 65% of their respective target bonus levels. For Mr. Taylor, the starting point for determination of his bonus for 2024 was 65% of his target bonus based on the Company’s achievement against the 2024 Corporate Goals and Objectives; however, this amount was subject to a modifier based on his performance against individual performance goals and objectives. As a result of application of the modifier, Mr. Taylor’s 2024 bonus could have ranged from zero to 94% of his target bonus. For 2024, Mr. Taylor was awarded a bonus at approximately 79% of his target bonus level based on the Company’s performance against the 2024 Corporate Goals and Objectives modified by his performance against his individual performance goals and objectives. The actual annual non-equity incentive plan cash bonuses awarded to each named executive officer for 2024 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

2023

For 2023, 100% of the annual non-equity incentive plan bonuses for Messrs. Hochman and Sherman and 75% of the annual non-equity incentive plan bonus for Mr. Taylor were based on progress made relating to the following corporate goals and objectives approved by the Compensation Committee (the “2023 Corporate Goals and Objectives”):

●	advancing the BackBeat study;

●	advancing our Virtue SAB clinical program, including, among other things, securing FDA IDE approval for our planned Virtue ISR-US pivotal study, and restructuring our distribution agreement with Terumo Medical Corporation and Terumo Medical Corporation;

●	advancing our pipeline programs and pursuing acquisition/partnership opportunities; and

●	becoming a public company and executing robust financial management and preparing the for potential transactions.

For Mr. Taylor, 25% of his annual non-equity incentive plan bonus was based on his performance against individual performance goals and objectives.

Based on the Company’s performance against each of the 2023 Corporate Goals and Objectives, the Compensation
Committee determined that in the aggregate the 2023 Corporate Goals and Objectives were achieved at a 75% level, resulting in each of Messrs. Hochman and Sherman receiving bonuses at 75% of their respective target bonus levels. Based on the evaluation of Mr. Taylor’s individual performance by the Chief Executive Officer against his individual performance goals and objectives and the Company’s performance against the 2023 Corporate Goals and Objectives, Mr. Taylor was awarded a bonus at 83.3% of his target bonus level. The actual annual non-equity incentive plan cash bonuses awarded to each named executive officer for 2023 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including the named executive officers. Our Board is responsible for approving equity grants based on recommendations of the Compensation Committee. As described below, each of the named executive officers is entitled to certain equity awards pursuant to the terms of his employment agreement.

For 2024, equity awards to our named executive officers were based peer group data provided by FW Cook against peer companies consisting of the following 18 companies (the “Peer Group”):

●	Asensus Surgical	●	Lyra Therapeutics
●	AxoGen	●	PAVmed
●	Beyond Air	●	Pulse Biosciences
●	CVRx	●	Semler Scientific
●	EyePoint Pharmaceuticals	●	Senseonics Holdings
●	Humacyte	●	Silk Road Medical
●	Hyperfine	●	Stereotaxis
●	LeMaitre Vascular	●	Surmodics
●	Ligand Pharmaceuticals	●	Zynex

The size of Orchestra’s option-equivalent pool of equity awards for the entire company for 2024 (the “Orchestra 2024 Equity Pool”) as a percentage of Orchestra’s total shares outstanding (the Orchestra Equity Pool Percentage”) was benchmarked against the median percentage of option-equivalent pool of equity awards for the members of Peer Group as a percentage of total outstanding shares (the “Median Peer Group Equity Pool Percentage”). The Median Peer Group Equity Pool Percentage was 5.8%. To ensure a sufficient available equity award pool for potential future grants, the Compensation Committee set the Orchestra Equity Pool Percentage at 5.1%.

Mr. Hochman’s equity award for 2024 was benchmarked against the equity compensation of the chief executive officers of the Peer Group (“Peer Group CEOs”) based on the median percentage of the option-equivalent pool of equity for the members of the Peer Group (“Peer Group Equity Pool”) allocated to the Peer Group CEOs. The Peer Group CEOs were allocated 17.6% of the Peer Group Equity Pool. To enable greater award allocations to other named executive officers, the Compensation Committee determined to allocate Mr. Hochman 16.6% of the Orchestra 2024 Equity Pool.

Mr. Sherman’s equity award for 2024 was benchmarked against the equity compensation of the chief operating officers of the Peer Group (“Peer Group COOs”) based on the median percentage of the Peer Group Equity Pool allocated to the Peer Group COOs. The Peer Group COOs were allocated 7.2% of the Peer Group Equity Pool. However, in light of Mr. Sherman’s past and ongoing contributions to the Company, the Compensation Committee determined to allocate Mr. Sherman 14.6% of the Orchestra 2024 Equity Pool.

Mr. Taylor’s equity award for 2024 was benchmarked against the equity compensation of the chief financial officers of the Peer Group (“Peer Group CFOs”) based on the median percentage of the Peer Group Equity Pool allocated to the Peer Group CFOs. The Peer Group CFOs were allocated 5.0% of the Peer Group Equity Pool. However, in light of Mr. Taylor’s past and ongoing contributions to the Company, the Compensation Committee determined to allocate Mr. Taylor 8.3% of the Orchestra 2024 Equity Pool.

For additional information related to the equity awards granted to our named executive officers in 2024, see the column titled “Stock Awards” in the Summary Compensation Table above, as well as the “Outstanding Equity Awards at Fiscal Year-End” table below.

For a discussion of the equity awards granted to our named executive officers in 2023, please see “Employment Agreements with our Named Executive Officers” below.

Employment Agreements with our Named Executive Officers

Each of our named executive officers is party to an employment agreement that sets forth the terms and conditions of their employment. Each such agreement provides for “at will” employment. The material terms of the employment agreements with the named executive officers are described below.

Certain Provisions in David P. Hochman’s Employment Agreement in Existence Prior to January 26, 2023

On May 31, 2018, Orchestra entered into an employment agreement with Mr. Hochman that governed the terms of his employment with Orchestra as its Chief Executive Officer (the “Prior Hochman Agreement”) until his employment agreement was amended on January 26, 2023 in connection with the closing of the Business Combination. Pursuant to the Prior Hochman Agreement, Mr. Hochman received an annual base salary of $395,000. In addition to this base compensation, Mr. Hochman was eligible to receive a discretionary annual bonus during each fiscal year of his employment, such amount, and the performance metrics and goals required to receive such amount, to be determined by our Board based on appropriate comparative benchmarks. The Prior Hochman Agreement also provided that he receive common stock or options to acquire common stock (at his election) in the amount of four percent of the fully-diluted shares of common stock as of the date of the final closing of the private placement of Orchestra’s Series B Preferred Stock (the “Hochman Series B Grant”). In accordance with the Hochman Series B Grant, Mr. Hochman was (i) granted options to purchase 263,821 shares of common stock at an exercise price of $4.30 per share on August 7, 2018 and (ii) 46,500 shares of restricted stock on August 7, 2019, which shares were issued late due to an administrative omission (our Board determined to vest all of these shares immediately in light of the delay in their issuance). The final closing of Orchestra’s private placement of Series B Preferred Stock did not take place until October 18, 2018, and Mr. Hochman was granted 55,345 shares of restricted stock in August 2019 pursuant to the Hochman Series B Grant.

In addition, the Prior Hochman Agreement provided that Mr. Hochman was to receive common stock or options to acquire common stock (at his election), in an amount such that, together with the options and restricted stock issued pursuant to the Hochman Series B Grant, he would receive common stock or options to acquire common stock in an amount equal to four percent of the fully-diluted shares of common stock as of the earlier of (A) the date of the final closing of a Follow-On Offering (as such term is defined in the Investors’ Rights Agreement, dated May 31, 2018, by and among Orchestra and investors signatory thereto, as amended (the “Investors’ Rights Agreement”)) and (B) the effective date of Orchestra’s first firm commitment public offering of its common stock under the Securities Act (such earlier date, the “Follow-On Offering Date”). Orchestra’s private placement of Series B-1 Preferred Stock would have qualified as a Follow-On Offering; however, pursuant to the terms of the Investors’ Rights Agreement, our Board and our stockholders waived the treatment of the Series B-1 Preferred Stock offering as a Follow-On Offering. The Series D Financing qualified as a Follow-On Offering, and, accordingly, Mr. Hochman was entitled to receive 677,890 shares of common stock or options to acquire common stock. Of this amount, Mr. Hochman received 15,500 shares of restricted stock and 546,140 options to acquire common stock in 2022 and 116,250 options to acquire common stock in 2023.

Certain Provisions in Darren R. Sherman’s Employment Agreement in Existence Prior to January 26, 2023

On May 31, 2018, Orchestra entered into an employment agreement with Mr. Sherman that governed the terms of his employment with Orchestra as its President and Chief Operating Officer (the “Prior Sherman Agreement” and, together with the Prior Hochman Agreement, the “Prior Executive Agreements”) until his employment agreement was amended on January 26, 2023. Pursuant to the Prior Sherman Agreement, Mr. Sherman received an annual base salary of $395,000. In addition to this base compensation, Mr. Sherman was eligible to receive a discretionary annual bonus during each fiscal year of his employment, such amount, and performance metrics and goals required to receive such amount, to be determined by our Board based on appropriate comparative benchmarks. The Prior Sherman Agreement also provided that he receive common stock or options to acquire common stock (at his election) in the amount of four percent of the fully-diluted shares of common stock as of the date of the final closing of the private placement of Orchestra’s Series B Preferred Stock (the “Sherman Series B Grant”). In accordance with the Sherman Series B Grant, Mr. Sherman was granted options to purchase 310,321 shares of common stock at an exercise price of $4.30 per share on August 7, 2018. The final closing of Orchestra’s private placement of Series B Preferred Stock did not take place until October 18, 2018, and Mr. Sherman was granted 55,345 shares of restricted stock in August 2019 pursuant to the Sherman Series B Grant.

In addition, the Prior Sherman Agreement provided that he was to receive common stock or options to acquire common stock (at his election), in an amount such that, together with the options and restricted stock issued pursuant to the Sherman Series B Grant, he would have received common stock or options to acquire common stock in an amount equal to four percent of the fully-diluted shares of common stock as of the Follow-On Offering Date. Orchestra’s private placement of Series B-1 Preferred Stock would have qualified as a Follow-On Offering; however, pursuant to the terms of the Investors’ Rights Agreement, the our Board and our stockholders waived the treatment of the Series B-1 Preferred Stock offering as a Follow-On Offering. The Series D Financing qualified as a Follow-On Offering, and, accordingly, Mr. Sherman was entitled to receive 677,890 shares of common stock or options to acquire common stock. Of this amount, Mr. Sherman received 561,640 options to acquire common stock in 2022 and 116,250 options to acquire common stock in 2023.

Provisions Applicable to Option Awards Made Under the Prior Executive Agreements

Any option grant made under the Prior Executive Agreements has the following terms:

●	upon a Change of Control (as defined in the Prior Executive Agreements) of Orchestra, any unvested options will become fully vested; and

●	if the executive is terminated without Cause (as defined in the Prior Executive Agreements), or voluntarily terminates his employment with Good Reason (as defined in the Prior Executive Agreements), any unvested options will become fully vested.

All options and restricted stock granted pursuant to Prior Executive Agreements vested as follows: 33% of any options or restricted stock awarded were fully vested at the time of the award and 67% vested on a quarterly basis over three years, with the first vesting date being the end of the first calendar quarter after the date of the award.

Certain Provisions in the Amended Employment Agreements of David P. Hochman and Darren R. Sherman Entered into on January 26, 2023

On January 26, 2023, we entered into employment agreements with each of Mr. Hochman and Mr. Sherman that govern the terms of their employment. The agreements provide that Mr. Hochman shall serve as Chief Executive Officer and Orchestra BioMed Founder and Mr. Sherman shall serve as President, Chief Operating Officer, and Orchestra BioMed Founder. Employment under the agreements is “at will” although Mr. Hochman and Mr. Sherman may be entitled to severance upon certain terminations as described below. Pursuant to the agreements, the executives receive annual initial base salaries ($595,000 for Mr. Hochman and $495,000 for Mr. Sherman). During the term of the agreements, on an annual basis the Board or the Compensation Committee shall review Messrs. Hochman’s and Sherman’s base salary and may increase such amount as it may deem advisable. In addition to this base compensation, the executives are each eligible to receive a discretionary annual bonus during each fiscal year of his employment with a target amount of 80% of base salary, with the performance metrics and goals required to receive such amount to be determined by our Board in consultation with our Chief Executive Officer.

The agreements also provided for a grant of equity compensation (the “Equity Grant”) to each of the executives, to be made as soon as reasonably practicable following the beginning of our first open trading window after the agreements were entered into, so that the executive’s long-term equity holdings in Orchestra are at least 4.6% of common stock in the case of Mr. Hochman and 4.3% in the case of Mr. Sherman. These percentages assume the future grant is in the form of stock options with a four-year vesting schedule commencing on January 26, 2023, the date of the closing of the Business Combination. However, the agreements contemplate that if instead the award is restricted stock units, the number of covered shares of common stock will be reduced by a ratio based on two shares covered by restricted stock units being equal to three shares covered by stock options and that the award will vest over a to-be-agreed vesting schedule over a minimum of three years. Pursuant to the Equity Grant, on July 20, 2023, (i) Mr. Hochman was granted options to purchase 232,500 shares of common stock at an exercise price of $7.42 per share and 465,000 restricted stock units (“RSUs”) and (ii) Mr. Sherman was granted 539,667 RSUs.

Board Membership Provisions

The employment agreements provide that so long as each of Messrs. Hochman and Sherman remain in their current positions (Chief Executive Officer for Mr. Hochman and President and Chief Operating Officer for Mr. Sherman), Orchestra shall nominate each of them to serve as a member of our Board. Each of Messrs. Hochman’s and Sherman’s service as a member of our Board shall end upon certain specified events, including the termination of their employment and the expiration of their then current term if not reelected by our stockholders.

Termination and Severance Provisions

With respect to the each of Messrs. Hochman and Sherman, if Orchestra terminates his employment without Cause (as defined below), if he voluntarily resigns with Good Reason (as defined below), or in the event of his death, and subject to an effective release of claims, Orchestra will pay or provide him or his estate with continued base salary plus target bonus for 12 months (the “Severance Obligations”). In addition, in the event of a termination without Cause or resignation for Good Reason, and subject to an effective of release of claims, Orchestra will pay or provide the executive with (i) if he validly elects to continue his healthcare coverage under applicable law, reimbursement of the applicable premium for up to 12 months, (ii) an extended stock option post-termination exercise period of up to 12 months, and (iii) all equity awards held by the executive granted prior to the closing of the Business Combination will vest to the same extent such awards would have vested had the executive provided an additional 12 months of services. If the termination without Cause or resignation for Good Reason occurs within the period beginning three months prior to a Change of Control (as defined in the Company’s 2023 Equity Incentive Plan) and ending 12 months following a Change of Control, then, subject to an effective release of claims, the continued Severance Obligations shall be increased to 150% of annual base salary and target bonus, and (ii) all unvested equity awards held by the executive shall vest in full.

In addition, upon any termination of employment, each of Messrs. Hochman and Sherman shall be entitled to payment of accrued, but unpaid, base salary and reimbursement of previously and properly incurred business expenses.

Other Change of Control Provisions Not Part of Severance

The employment agreements provide that if a Change of Control occurs and the acquirer or surviving corporation refuses to assume or substitute for the executive’s outstanding equity awards, the equity awards shall vest in full as of the date immediately preceding the Change of Control.

Definition of Cause

“Cause” means each of:

●	executive’s breach of any of his obligations under the restrictive covenants section of his employment agreement;

●	executive’s breach of any of his obligations under his employment agreement (other than the restrictive covenants section of his agreement), which, to the extent curable, has not been cured within 30 days after the executive has been provided written notice of such breach;

●	executive being convicted of, or pleading guilty or nolo contendere to, or being indicted for, any felony or any misdemeanor involving theft, fraud, dishonesty or moral turpitude; or

●	fraud or embezzlement against Orchestra.

Definition of Good Reason

“Good Reason” means each of:

●	any change in the executive’s position, title or reporting relationship with Orchestra that diminishes in any material respect the executive’s authority, duties, or responsibilities; provided, however, that a change in authority, duties, or responsibilities due to Orchestra becoming a division, subsidiary, or other similar part of a larger organization shall not by itself constitute Good Reason;

●	any material reduction in the executive’s base compensation;

●	the relocation of the executive’s principal office or principal place of employment by more than fifty miles; or

●	a material breach of the employment agreement by Orchestra;

provided, however, that the executive must provide written notice within 60 days of the occurrence of the potential Good Reason trigger; if curable, Orchestra must fail to cure the potential Good Reason trigger within 60 days of receipt of notice, and the executive must resign within 60 days following the expiration of the 60-day cure period.

Golden Parachute Provisions

The employment agreements contain customary golden parachute provisions providing that if, in connection with a Change of Control, amounts would constitute “parachute payments” under Section 280G of the Code, and be subject to an excise tax under Section 4999 of the Code, amounts will either be (i) reduced, or (ii) paid in full, whichever results in the greater after tax amount to the executive.

Certain Provisions in Andrew Taylor’s Employment Agreement

On June 5, 2023, Orchestra entered into an employment letter agreement with Mr. Taylor (the “Taylor Agreement”). Pursuant to the terms of the Taylor Agreement, Mr. Taylor serves as our Chief Financial Officer and is entitled to an annual base salary of $395,000. In addition, pursuant to the Taylor Agreement, Mr. Taylor:

●	is entitled to an annual incentive-based bonus (the “Annual Bonus”) with a target of 50% of his base salary starting with the 2023 calendar year, which is to be awarded based on the achievement of milestones determined by our Board as well as the achievement of individual objectives determined by Mr. Taylor and Mr. Hochman; and

●	was granted 278,363 RSUs on July 20, 2023 (the “Taylor Initial Equity Award”), which vest over a three-year period as follows: (i) 34% of the shares will vest on the 18-month anniversary of June 6, 2023 (the "Vesting Commencement Date"), (ii) 33% of the shares will vest on the two-year anniversary of the Vesting Commencement Date, and (iii) 33% of the shares will vest on the three-year anniversary of the Vesting Commencement Date.

Termination and Severance Provisions

Pursuant to the Taylor Agreement, upon any termination of Mr. Taylor’s employment with the Company for any reason, he is entitled to his earned but unpaid wages, including, accrued but unpaid paid time off, reimbursable business expenses, vested benefits, and such other amounts as applicable law may require.

If Mr. Taylor’s employment is terminated without Cause or for Good Reason (each as defined below) and conditioned on, among other things, Mr. Taylor’s execution in favor of the Company (including its subsidiaries and affiliates and its and their officers, directors and employees) of a general release of all claims becoming irrevocably effective, the Company is required to pay or provide Mr. Taylor with severance consisting of (i) his continued base salary for the Severance Period (as defined below), (ii) COBRA reimbursement during the Severance Period (or, if earlier, until Mr. Taylor becomes eligible for benefits from a subsequent employer), (iii) accelerated vesting of the Taylor Initial Equity Award so that it is vested to the same extent it would be vested had Mr. Taylor’s employment continued for the duration of the Severance Period, and (iv) if a CiC Termination (as defined below), a one-time payment equal to Mr. Taylor’s then current target Annual Bonus. The Severance Period (i) during the first 18 months of employment will be nine months, and (ii) following 18 months of employment the Severance Period will increase to 12 months. Notwithstanding the foregoing, if there is a Change in Control (as defined in the 2023 Plan) within the first 18 months of Mr. Taylor’s employment, the Severance Period will increase to 12 months if the termination occurs within the period commencing three months prior to a Change in Control and ending 12 months following a Change in Control (such a termination during the first eighteen months, a “CiC Termination”).

Definition of Cause

“Cause” means each of:

●	Mr. Taylor’s breach of certain intellectual property-related agreements;

●	Mr. Taylor’s breach of any of his obligations under the Taylor Agreement which, to the extent curable, has not been cured within thirty days after he has been provided written notice of such breach;

●	Mr. Taylor being convicted of, or pleading guilty or nolo contendere to, or being indicated for, any felony or misdemeanor involving theft, fraud, dishonesty, or moral turpitude; or

●	Mr. Taylor’s fraud or embezzlement against the Company.

Definition of Good Reason

“Good Reason” means each of:

●	any change in the Mr. Taylor’s position, title or reporting relationship with Orchestra that diminishes in any material respect his authority, duties, or responsibilities; provided, however, that a change in authority, duties, or responsibilities due to Orchestra becoming a division, subsidiary, or other similar part of a larger organization shall not by itself constitute Good Reason;

●	any material reduction in Mr. Taylor’s base compensation;

●	the relocation of the Mr. Taylor’s principal office or principal place of employment by more than fifty miles; or

●	a material breach of the employment agreement by Orchestra;

provided, however, that Mr. Taylor must provide written notice within 60 days of the occurrence of the potential Good Reason trigger; if curable, Orchestra must fail to cure the potential Good Reason trigger within 60 days of receipt of notice, and the executive must resign within 60 days following the expiration of the 60-day cure period.

Restrictive Covenant Obligations Applicable to All Named Executive Officer Employment Agreements

Pursuant to their employment agreements, each of our named executive officers is subject to a one-year post-termination non-solicitation of employees covenant, in addition to his obligations, including a perpetual non-disparagement covenant, under his confidential information and intellectual property assignment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2024. Each of the outstanding equity awards was granted pursuant to the Orchestra BioMed, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) or the Company’s 2023 Equity Incentive Plan (the “2023 Plan”).

				Option Awards			Stock Awards
								Market
		Number of		Number of			Number of	Value of
		Securities		Securities			Shares or	Shares or
		Underlying		Underlying	Option		Units that	Units of
		Unexercised		Unexercised	Exercise	Option	Have Not	Stock that
	Grant	Options (#)		Options (#)	Price	Expiration	Vested	have not
Name	Date	Exercisable		Unexercisable	($/share)	Date	(#)(2)	Vested($)(1)
David P. Hochman	8/7/2018(2)	263,821		—	4.30	8/7/2028	—	—
	4/12/2022(2)	33,547		4,196	4.06	4/12/2032	—	—
	8/18/2022(2)	451,908		56,489	10.00	8/18/2032	—	—
	1/20/2023(3)	96,874	(3)	19,376	10.00	1/19/2033	—	—
	7/20/2023(4)	101,716		130,784	7.42	7/17/2033	—	—
	7/20/2023(5)	—		—	—	—	465,000	1,860,000
	5/8/2024(6)	—		—	—	—	200,000	800,000
Darren R. Sherman	8/7/2018(2)	310,321		—	4.30	8/7/2028	—	—
	4/12/2022(2)	47,324		5,919	4.06	4/12/2032	—	—
	8/18/2022(2)	451,908		56,489	10.00	8/18/2032	—	—
	1/20/2023(3)	96,874	(3)	19,376	10.00	1/19/2033	—	—
	7/20/2023(5)	—		—	—	—	354,667	1,418,668
	5/8/2024(7)	—		—	—	—	176,667	706,668
Andrew L. Taylor	7/20/2023(8)	—		—	—	—	183,720	734,880
	5/8/2024(9)	—		—	—	—	100,000	400,000

(1)	The market value of these shares is based on the closing price of $4.00 per share of the common stock of the Company on the Nasdaq Global Market on December 31, 2024, the last trading day of 2024.

(2)	These options vest as follows: 33% of any options or restricted stock awarded will be fully vested at the time of the award and 67% will vest on a quarterly basis over three years, with the first vesting date being the end of the first calendar quarter after the date of the award.

(3)	These options were initially to be granted on August 18, 2022 and have the same vesting schedule as the options granted on August 18, 2022. Accordingly, at the time these options were granted, 51,344 options were vested, with the remaining 64,906 options vesting in equal quarterly installments over the following 10 quarterly periods.

(4)	One fourth of these awards vest 12 months from the grant date, with the remainder vesting in equal quarterly installments over a three-year period from the date that was 12 months from the date of the closing of the Business Combination.

(5)	One third of these awards vest at each of 18 months, 24 months and 36 months from the date of the closing of the Business Combination.

(6)	15,000 RSUs will vest on June 10, 2025 and the remaining 85,000 RSUs will vest in equal installments on September 10, 2025, November 10, 2025, December 10, 2025, June 10, 2026, September 10, 2026, December 10, 2026, March 22, 2027, June 10, 2027, September 10, 2027, December 10, 2027, March 22, 2028 and June 10, 2028.

(7)	26,500 RSUs will vest on May 25, 2025, and the remaining 150,167 restricted stocks will vest in equal installments on August 25, 2025, November 25, 2025, December 22, 2025, May 25, 2026, August 25, 2026, December 22, 2026, March 25, 2027, May 25, 2027, August 25, 2027, November 25, 2027, March 25, 2028 and May 25, 2028.

(8)	One third of these awards vest at each of 18 months, 24 months and 36 months from the date of commencement of Mr. Taylor’s employment with the Company.

(9)	15,000 RSUs will vest on May 20, 2025, and (ii) the remaining 85,000 RSUs will vest in equal installments on August 20, 2025, November 20, 2025, December 20, 2025, May 20, 2026, August 20, 2026, November 20, 2026, March 25, 2027, May 20, 2027, August 20, 2027, November 20, 2027, March 25, 2028 and May 20, 2028.

Defined Contribution Plan

Orchestra currently maintains a 401(k) retirement savings plan, or the 401(k) plan, for its employees, including its named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We reserve the right to make discretionary matching contributions or non-elective contributions under the 401(k) plan. In 2023, we began providing a matching contribution under the 401(k) plan.

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Equity Grant Process

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity. In the event MNPI becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2024, the 2023 Plan was the only compensation plan under which securities of the Company were authorized for future grant. The 2023 Plan was adopted by our Board on December 12, 2022 and was approved by our stockholders on January 24, 2023. The 2023 Plan then became effective on January 26, 2023, the date that the closing of the Business Combination occurred. Following the effectiveness of the 2023 Plan, no further equity awards may be granted under the 2018 Plan, which was approved by Legacy Orchestra stockholders. However, the 2018 Plan will continue to govern outstanding awards granted thereunder.

The following table provides information as of December 31, 2024 with respect to the Company’s existing and predecessor plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column “(a)”)
	(a)	(b)		(c)
Equity compensation plans approved by security holders(1)	7,791,429	$5.24	(2)	934,530	(3)
Equity compensation plans not approved by security holders	—	—		—
Total	7,791,429	$5.24		934,530

(1)	Includes the following plans: the 2018 Plan and the 2023 Plan (collectively, the “Plans”).

(2)	Amount is based on the weighted-average exercise price of vested and unvested stock options and restricted stock awards outstanding under the Plans. The weighted-average exercise price of vested and unvested stock awards excluding those that can be exercised for no consideration is $7.17.

(3)	As of December 31, 2024, a total of 934,530 shares of our common stock were reserved for issuance pursuant to the 2023 Plan. The 2023 Plan provides that the number of shares of our common stock reserved and available for issuance under the 2023 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2024 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4.8% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year, (ii) 3,036,722 shares of our common stock, and (iii) such number of shares of our common stock determined by our Board or our Compensation Committee prior to January 1 of a given year. Notwithstanding anything to the contrary in the foregoing sentence, the aggregate maximum number of shares of our common stock that may be issued on the exercise of ISOs under the 2023 Plan is 3,455,303 shares, which amount will be increased commencing on January 1, 2024 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4.8% of the total number of shares of our common stock outstanding on December 31 of the preceding year, (ii) 3,036,722 shares of common stock, and (iii) such number of shares of common stock determined by our Board or the Compensation Committee prior to January 1 of a given year. Shares of common stock subject to awards granted under the 2023 Plan that expire or terminate without being exercised in full will not reduce the number of shares of common stock available for issuance under the 2023 Plan. The settlement of any portion of an award in cash will not reduce the number of shares of common stock available for issuance under the 2023 Plan. With respect to a stock appreciation right, only shares of common stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares of our common stock available for issuance under the 2023 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of an award; or (iii) to satisfy a tax withholding obligation in connection with an award, the shares of common stock that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2023 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date (April 28, 2025) by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our current “named executive officers” and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of our common stock is based on 38,312,512 shares of common stock issued and outstanding as of the Record Date.

Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of common stock.

	Number of
	Shares
	Beneficially
Name and Address of Beneficial Owner	Owned	% of Class
Directors and named executive officers(1)
David P. Hochman(2)	1,443,440	3.7%
Darren R. Sherman(3)	1,263,226	3.2%
Andrew L. Taylor(4)	126,240	*
Jason Aryeh(5)	157,315	*
Pamela Y. Connealy(6)	95,769	*
Eric S. Fain, M.D.(7)	128,265	*
John Mack(8)	25,221	*
David Pacitti(9)	43,522	*
Chris Cleary(10)	12,210	*
All directors and executive officers as a group (nine individuals)	3,295,208	8.1%

Five Percent Holders:
Entities associated with RTW Investments, LP(11)	7,704,030	20.1%
Medtronic(12)	5,868,916	15.3%
Perceptive Life Sciences Master Fund, Ltd.(13)	4,592,556	12.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the following executive officers and directors is 150 Union Square Drive, New Hope, PA 18938.

(2)	Consists of (i) 259,418 shares held directly by Mr. Hochman; (ii) 70,002 shares held by the DPH 2008 Trust, over which Mr. Hochman has sole voting and dispositive power; (iii) 3,823 shares held by the NSH 2008 Family Trust (the “NSH Trust”), over which Mr. Hochman has sole voting and dispositive power; (iv) 2,000 shares held by the 2019 Solomon Trust over which Mr. Hochman may have shared voting and dispositive power, (v) 2,000 shares held by the 2019 Hannah Trust over which Mr. Hochman may have shared voting and dispositive power; (vi) 2,000 shares held by the 2019 Judah Trust over which Mr. Hochman may have shared voting and dispositive power; (vii) 736,551 shares Mr. Hochman has the right to acquire within 60 days of the Record Date upon the exercise of options he holds directly; (viii) 262,646 shares DPH 2008 Trust has the right to acquire within 60 days of the Record Date upon the exercise of options it holds; (ix) 90,000 shares Mr. Hochman has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs he holds directly; and (x) 15,000 shares the DPH 2008 Trust has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs it holds.

(3)	Consists of (i) 202,638 shares held directly by Mr. Sherman; (ii) 944,088 shares Mr. Sherman has the right to acquire within 60 days of the Record Date upon the exercise of options he holds directly; and (iii) 116,500 shares Mr. Sherman has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs he holds directly.

(4)	Consist of (i) 61,240 shares held directly by Mr. Taylor; and (ii) 65,000 shares Mr. Taylor has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs he holds directly.

(5)	Consists of (i) 74,684 shares held directly by Mr. Aryeh; (ii) 77,255 shares Mr. Aryeh has the right to acquire within 60 days of the Record Date upon the exercise of options he holds directly; and (iii) 5,376 shares Mr. Aryeh has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs he holds directly.

(6)	Consists of (i) 15,913 shares held directly by Ms. Connealy; (ii) 74,480 shares Ms. Connealy has the right to acquire within 60 days of the Record Date upon the exercise of options she holds directly; and (iii) 5,376 shares Ms. Connealy has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs she holds directly.

(7)	Consists of (i) 41,434 shares held by the Fain Living Trust (the “Fain Trust”), over which Dr. Fain has sole voting and dispositive power; (ii) 81,455 shares the Fain Trust has the right to acquire within 60 days of the Record Date upon the exercise of options it holds; and (iii) 5,376 shares the Fain Trust has the right to acquire within 60 days of the Record Date upon the upon the settlement of RSUs it holds directly.

(8)	Consists of (i) 19,218 shares Mr. Mack has the right to acquire within 60 days of the Record Date upon the exercise of options he holds directly; and (ii) 6,003 shares that Mr. Mack has the right to acquire within 60 days of the Record Date upon the settlement of RSUs he holds directly.

(9)	Consists of (i) 2,000 shares held directly by Mr. Pacitti; (ii) 33,480 shares Mr. Pacitti has the right to acquire within 60 days of the Record Date upon the exercise of options he holds directly; and (iii) 8,042 shares that Mr. Pacitti has the right to acquire within 60 days of the Record Date upon the settlement of RSUs he holds directly.

(10)	Consists of (i) 9,223 shares Mr. Cleary has the right to acquire within 60 days of the Record Date upon the exercise of options he holds directly; and (ii) 2,987 shares that Mr. Cleary has the right to acquire within 60 days of the Record Date upon the settlement of RSUs he holds directly.

(11)	Consists of (i) 2,953,182 shares of common stock held by RTW Innovation Master Fund, Ltd. (“RTW Innovation”), (ii) 4,394,985 shares of common stock held by RTW Master Fund, Ltd. (“RTW Master Fund”) (together with RTW Innovation, the “RTW Funds”) and (iii) 857,996 shares of common stock held by RTW Biotech Opportunities Ltd. (“RTW Biotech Fund”). Dr. Roderick Wong (“Dr. Wong”) serves as the Managing Partner and Chief Investment Officer of RTW Investments, LP (“RTW Investments”). As the investment manager of the RTW Funds and RTW Biotech Fund, RTW Investments may be deemed to own beneficially the shares of common stock held by such funds. As the Managing Partner of RTW Investments, Dr. Wong may be deemed to own beneficially the shares of common stock held by such funds. The address of the principal business office of RTW Investments and Dr. Wong is 40 10th Avenue, Floor 7, New York, New York 10014. The address of the principal business office of RTW Master Fund and RTW Innovation is c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands. Information regarding the Funds, RTW Biotech Fund, RTW Investments and Dr. Wong, except for their percentage of beneficial ownership, is based solely on the Schedule 13D filed by RTW Investments, Dr. Wong and the Funds (collectively, the “RTW Reporting Persons”) on October 12, 2022 as amended by the Schedule 13D/A filed with the SEC on August 7, 2024.

(12)	Consists of 5,868,916 shares held by Covidien Group S.à.r.l., an affiliate of Medtronic plc. The principal address of Covidien Group S.à.r.l. is c/o Medtronic, Inc., Operational Headquarters, 710 Medtronic Parkway, Minneapolis, MN 55432-5604.

(13)	Consists of 4,592,556 shares of our common stock held by Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Master Fund”). Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to Perceptive Master Fund and Joseph Edelman (“Mr. Edelman” and, together with Perceptive Master Fund and Perceptive Advisors, the “Perceptive Reporting Persons”) is the managing member of Perceptive Advisors. The principal business address of the Perceptive Reporting Persons is 51 Astor Place, 10th Floor, New York, NY 10003. Information relating to the Perceptive Reporting Persons, except for their percentage of beneficial ownership, is based solely on the Schedule 13G/A (Amendment No. 2) filed by the Perceptive Reporting Persons with the SEC on July 17 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 and any currently proposed transaction in which we or Legacy Orchestra have participated or will participate and in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. We also describe below certain other transactions with our directors, executive officers and stockholders.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which Legacy Orchestra or Orchestra has been or will be a participant other than compensation arrangements, which are described where required under the heading “Executive Compensation.”

Convertible Preferred Stock Financings

Series B-1 Preferred Stock Private Placement

From April 15, 2019 through June 28, 2019, Legacy Orchestra issued an aggregate of 2,281,562 shares of Series B-1 Preferred Stock at a price of $15.00 per share, for total gross proceeds of approximately $34.2 million. All shares of Legacy Orchestra’s Series B-1 Preferred Stock converted into shares of Legacy Orchestra Common Stock immediately prior to the closing of the closing of the Business Combination (the “Closing”) in accordance with the Second Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Preferred Stock of Legacy Orchestra (the “Series B-1 Certificate of Designation”). On June 29, 2022, the Series B-1 Certificate of Designation was amended and restated to account for the subsequent authorization and issuance of the Series D-1 Preferred Stock and Series D-2 Preferred Stock, to incorporate mandatory conversion provisions that are also applicable to the Series D-1 Preferred Stock and Series D-2 Preferred Stock, and to increase the authorized number of shares of Series B-1 Preferred Stock, which increase was required in connection with the private placements of Series D-1 Preferred Stock and Series D-2 Preferred Stock.

Series D-1 Preferred Stock Private Placement

From March 3, 2022 through March 11, 2022, Legacy Orchestra issued an aggregate of 2,424,573 shares of Series D-1 Preferred Stock at a price of $11.25 per share, for total gross proceeds of approximately $27.3 million. All shares of Legacy Orchestra’s Series D-1 Preferred Stock converted into shares of Legacy Orchestra Common Stock immediately prior to the Closing in accordance with the Second Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series D-1 Preferred Stock of Legacy Orchestra (the “Series D-1 Certificate of Designation”). On June 29, 2022, the Series D-1 Certificate of Designation was amended and restated to effect a 2.419-for-1 forward stock split (the “Stock Split”) of the Series D-1 Preferred Stock, to adjust (as a result of the Stock Split) the stated value of the Series D-1 Preferred Stock to $4.65 per share, to increase the authorized number of shares of Series D-1 Preferred Stock in connection with the Stock Split and to adjust the liquidation preferences of the Series D-1 Preferred Stock.

Series D-2 Preferred Stock Private Placement

On June 29, 2022, prior to any issuance of Series D-2 Preferred Stock, the Series D-2 Certificate of Designation (as defined below) was amended and restated to adjust the stated value of the Series D-2 Preferred Stock to $4.65 per share, to increase the authorized number of shares of Series D-2 Preferred Stock, and to adjust the liquidation preferences of the Series D-2 Preferred Stock. On June 30, 2022, Legacy Orchestra issued an aggregate of 17,753,263 shares of Series D-2 Preferred Stock at a price of $4.65 per share, for total gross proceeds of approximately $82.6 million. All shares of Legacy Orchestra’s Series D-2 Preferred Stock converted into shares of Legacy Orchestra Common Stock immediately prior to the closing of the Business Combination in accordance with the Second Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series D-2 Preferred Stock of Legacy Orchestra (the “Series D-2 Certificate of Designation”).

Purchases of Legacy Orchestra by Persons Who Were Directors, Officers or Greater than 5% Beneficial Owners

The following table sets forth the aggregate number of shares of Legacy Orchestra capital stock acquired directly or indirectly by persons that were Legacy Orchestra’s directors, officers or beneficial owners of more than 5% of its capital stock at the time of their purchases of Legacy Orchestra Common Stock.

Participant	Series B-1 Preferred Stock	Series D-1 Preferred Stock	Series D-2 Preferred Stock	Purchase Price
Greater than 5% Stockholders
Perceptive Life Sciences Master Fund, Ltd.(2)	266,667	—	1,612,904	$11,500,009
Medtronic, Inc.(3)	—	—	8,602,150	$39,999,998
Entities managed by RTW Investments, LP(4)	333,333	—	4,301,075	$24,999,994
First Riverside Investors LP(5)	—	1,612,904	537,634	$10,000,002

Directors and Executive Officers
David P. Hochman(6)	—	54,929	—	$255,420
Darren R. Sherman(7)	—	—	5,378	$25,009
Jason Aryeh(8)	—	—	53,763	$250,000
Eric S. Fain(9)	1,300	20,322	—	$114,000

(1)	Additional details regarding certain of these participants and their current equity holdings are provided under the heading “Security Ownership of Certain Beneficial Owners and Management”.

(2)	Perceptive Master Fund purchased 266,667 shares of Series B-1 Preferred Stock in the Series B-1 Preferred Stock private placement offering for $4.0 million. Perceptive Master Fund also purchased 1,612,904 shares of Series D-2 Preferred Stock in the Series D-2 Preferred Stock Financing for $7.5 million.

(3)	Medtronic, Inc. purchased 8,602,150 shares of Series D-2 Preferred Stock in the Series D-2 Preferred Stock Financing for $39,999,998.

(4)	Certain funds managed by RTW Investments, LP purchased 333,333 shares of Series B-1 Preferred Stock in the Series B-1 Preferred Stock private placement offering for approximately $5.0 million. They also purchased 4,301,075 shares of Series D-2 Preferred Stock in the Series D-2 Preferred Stock Financing for approximately $20 million.

(5)	First Riverside Investors LP (“First Riverside Investors”) purchased 1,612,904 shares of Series D-1 Preferred Stock in the Series D-1 Preferred Stock Financing for approximately $7.5 million. First Riverside Investors also purchased 537,634 shares of Series D-2 Preferred Stock in the Series D-2 Preferred Stock Financing for approximately $2.5 million.

(6)	Mr. Hochman, through DPH 2008 Trust, purchased 54,929 shares of Series D-1 Preferred Stock in the Series D-1 Preferred Stock Financing for a total of $255,420.

(7)	Mr. Sherman purchased 5,378 shares of Series D-2 Preferred Stock in the Series D-2 Preferred Stock Financing for a total of $25,009.

(8)	Mr. Aryeh purchased 53,763 shares of Series D-2 Preferred Stock in the Series D-2 Preferred Stock Financing for a total of $250,000.

(9)	Dr. Fain, through Fain Living Trust, purchased 1,300 shares of Series B-1 Preferred Stock in the Series B-1 Preferred Stock private placement offering for a total of $19,500. He also purchased 20,322 shares of Series D-1 Preferred Stock in the Series D-1 Preferred Stock Financing for a total of $94,500.

Collaboration Agreement with Medtronic

On June 30, 2022, Legacy Orchestra and its subsidiary entered into an exclusive license and collaboration agreement (the “Medtronic Agreement”) with Medtronic, which holds more than 5% of our common stock, for the development of our lead product candidate, AVIM therapy, for the treatment of hypertension in patients indicated for a cardiac pacemaker (the “HTN+P population” or the “Primary Field”).

Under the terms of the Medtronic Agreement, we are the sponsor for the BACKBEAT study to support regulatory approval in the United States, European Union (the “EU”), Japan and other potential territories of AVIM therapy in the Primary Field and we are financially responsible for development, clinical and regulatory costs associated with this pivotal study.

Medtronic has completed integration and associated validation and verification testing of AVIM therapy algorithms as a field downloadable addition to its premium, commercially available dual-chamber pacemaker systems for use in the pivotal study. Medtronic is also providing clinical, regulatory, operational field clinical resources in support of the BACKBEAT study. We are reimbursing Medtronic at cost for these development, clinical and regulatory resources. Medtronic will integrate AVIM therapy, at our cost, as a firmware component of a premium pacemaker for potential regulatory approval and commercialization of AVIM therapy-enabled commercial devices following a successful outcome of the BACKBEAT study. During the years ended December 31, 2024 and 2023, the Company reimbursed Medtronic $4.3 million and $5.7 million, respectively, for development costs pursuant to the Medtronic Agreement.

Under the terms of the Medtronic Agreement, Medtronic will have exclusive rights in the Primary Field to commercialize AVIM-enabled pacing systems globally following receipt of regulatory approvals. Medtronic would be entirely responsible for global commercialization following any receipt of regulatory approvals, including manufacturing, sales, marketing and distribution costs.

Under the terms of the Medtronic Agreement, we are expected to receive between $500 and $1,600 per AVIM-enabled device sold based on a formula of the higher of (1) a fixed dollar amount per AVIM-enabled device (amount varies materially on a country-by-country basis) or (2) a percentage of the AVIM therapy generated sales. This estimated range is derived from publicly-available information, our management’s knowledge of the pacemaker market, our discussions with Medtronic, and the terms of the Medtronic Agreement.

Under the terms of the Medtronic Agreement, Medtronic has a right of first negotiation through FDA approval of AVIM therapy for the Primary Field, to expand its global rights to AVIM therapy for the treatment of HTN patients not indicated for a pacemaker.

In addition to customary early termination provisions, the Medtronic Agreement will terminate on the date no further revenue share payments are due under the Medtronic Agreement and Medtronic’s license under the Medtronic Agreement would become fully paid up, perpetual, irrevocable and royalty-free. Revenue share payments with respect to each applicable country (or group of countries) are to be paid for a minimum period of time determined by the latest to occur of (a) the expiration of the last valid claim of certain specified patents or (b) the date that is 12 years after the first commercial sale of any Atrioventricular Interval Modulation (“AVIM”) therapy-enabled pacemakers in the applicable country or group of countries.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K (“Item 404”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a “related person,” defined to include, among others, persons who meet the definition of “related person” in Item 404, were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances available to it, including, without limitation: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed related person transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed related person transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

2024 ANNUAL REPORT AND SEC FILINGS

Our financial statements for the year ended December 31, 2024 are included in our Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at www.orchestrabiomed.com and are available from the SEC at its website at www.sec.gov. Information on or accessible through our website is not incorporated by reference into this Proxy Statement. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Orchestra BioMed Holdings, Inc., 150 Union Square Drive, New Hope, Pennsylvania 18938.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet or telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

New Hope, PA
April 30, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V73212-P31553 For Against Abstain ! ! ! ! ! ORCHESTRA BIOMED HOLDINGS, INC. 150 UNION SQUARE DRIVE NEW HOPE, PA 18938 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. The Board of Directors recommends you vote "For" the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. ORCHESTRA BIOMED HOLDINGS, INC. Nominees: 1. Election of Class II Directors The Board of Directors recommends you vote "For" each of the nominees listed in proposal 1: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Chris Cleary 1b. Pamela Connealy 1c. David Pacitti For Withhold ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OBIO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73213-P31553 Orchestra BioMed Holdings, Inc. 2025 ANNUAL MEETING OF STOCKHOLDERS Tuesday, June 24, 2025 1:00 p.m. Eastern Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Form 10-K are available at www.proxyvote.com. ORCHESTRA BIOMED HOLDINGS, INC. Annual Meeting of Stockholders June 24, 2025 1:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints David P. Hochman, Darren R. Sherman and Andrew L. Taylor (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares of common stock of Orchestra BioMed Holdings, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/OBIO2025 at 1:00 p.m. Eastern Time on Tuesday, June 24, 2025 or any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE INTERNET OR BY TELEPHONE. If you vote through the Internet or by telephone, please DO NOT mail back this proxy card. Continued and to be signed on reverse side